UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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FINANCIAL INSTITUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2018

Fellow Shareholders:

We are pleased to invite you to attend the 2018 Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on June 20, 2018 at 10:00 a.m. at our corporate headquarters in Warsaw, New York. We will provide an update on the Company and how we are executing on our strategies and initiatives. It’s also an excellent opportunity for us to hear directly from you.

Enclosed you will find a notice setting forth the business expected to come before the meeting, a letter from our non-executive Chairman of the Board of Directors, the Proxy Statement, a form of proxy and a copy of our 2017 Annual Report to Shareholders. We hope that you will be able to attend the meeting. Your vote is very important to us and whether or not you plan to attend the meeting in person, we hope that your shares are represented and voted.

In 2017, Financial Institutions, Inc. performed well as a result of our focus on driving our community banking franchise and complementary businesses, coupled with the talent of our associates and their belief in our firm’s culture of leadership, teamwork and service. My annual report letter to shareholders describes our focus on achieving sustainable earnings growth and the strategic initiatives that are driving progress in the execution of our strategic plan. We are committed to providing our shareholders with long-term value and I hope that you find the letter informative.

Thank you for your investment in Financial Institutions, Inc. I am confident that the Company is well-positioned to continue to create value for our shareholders. I am proud to be part of a company that has such talented and dedicated people and a Board of Directors comprised of accomplished members, all of whom are committed to our success and to your investment.

Cordially,

/s/ Martin K. Birmingham

Martin K. Birmingham

President and Chief Executive Officer

April 30, 2018

Dear Fellow Shareholders:

Thank you for your investment in Financial Institutions, Inc. (the “Company”). Our Chief Executive Officer, the senior management team and I, on behalf of the Board of Directors of your Company (the “Board”), thank you for the faith and confidence you have entrusted in us. The Board remains focused on enhancing the Company’s ability to deliver long-term value to our shareholders through active engagement and oversight of our strategy, capabilities, leadership and risk management. It is our pleasure to be part of this remarkable Company that plays a vital role in the economic well-being of our customers, over 650 employees and the communities we serve.

Strategy

The Board engages regularly with the Company’s executive management team, business-line leaders and functional support executives (risk, human resources, audit and finance) to discuss the opportunities and challenges the Company faces and the environment in which it operates. These discussions assist our ability to assess the Company’s performance and to highlight areas of focus and direction as part of our Board meetings and annual strategic planning process. Each summer, the Board and the executive team meet for an intensive planning session to review progress and discuss our business opportunities and challenges. The result is a refined strategic vision that is well understood and fully supported by the Board.

Talent Development and Succession Planning

Talent development, recruitment, and succession planning continue to be important components of this Board’s governance responsibilities. The Board is actively involved in the ongoing review of our succession plan and the actions of management relative to the implementation of that plan.

Executive Compensation

The Board is actively engaged to ensure that the structure of our compensation programs provide appropriate incentives for our executive leadership to effectively align their interests with those of our shareholders. Our programs are designed to link compensation with Company strategy and provide incentives that correlate with Company performance. We regularly review best compensation policies and practices with our independent compensation consultant. We believe our executive compensation plan directly aligns with the Company’s strategic and annual business plans, which is in the best interests of shareholders.

As described in the Proxy Statement, we maintained a consistent short-term incentive structure during the last year. In 2017, based on shareholder feedback and in consultation with our compensation advisors, adjustments were made to the long-term incentive plan.

Engagement

We understand that our shareholders expect our Board to think broadly about our stakeholders as we work with management to create value, including the role the Company plays within the communities in which we work and live. There are several ways in which the Board receives shareholder feedback. Through a combination of formal management presentations and informal conversations, we provide updates regarding developments at the Company and listen to your views on strategy, business and financial issues. Annually, we conduct an outreach initiative with our largest shareholders, offering to make our management team and myself available for individual meetings where topics of interest can be discussed including performance, governance and executive compensation. Our most recent outreach effort included 20 of our largest shareholders, representing 45% of outstanding shares. This is in addition to our regular meetings and conversations with investors. The Board is also actively engaged with our regulators, customers and key community leaders to gain further insights on performance and underlying opportunities.

Board Effectiveness and Composition

Appropriate Board composition of capable Directors of high integrity is critical to our Board’s ability to fulfill all its responsibilities to represent the long-term interests of shareholders. Refreshing our Board to provide diverse perspectives and expertise, including an evolving mix of skills, experience, geography and backgrounds, has been and continues to be a fundamental focus for us. To that end, in 2017, Don Boswell was elected to the Board in June and we were pleased that Dawn Burlew joined the Board in November. As president and CEO of Western New York Public Broadcasting, Don brings extensive executive, governance and market knowledge of greater Buffalo and the Western New York region. Dawn is a senior leader of Corning, Inc., and a recognized community leader with extensive knowledge of economic and workforce development strategies in both the Southern Tier region and New York State. Since 2014, five new directors, or 42% of the Board, have joined as new members, increasing the diversity of our ranks by 33%.

I also want to note that after 13 years of distinguished service, Erkie Kailbourne has chosen to retire from the Board and not stand for re-election. Erkie’s extensive banking, regulatory, business and market knowledge, combined with his leadership experience made him an invaluable voice on our Board. His deep understanding of our business and culture, especially having served as Chairman of the Board during a critical period in our history, has benefited the Company enormously. We thank him for his dedication and leadership.

Conclusion

Our Board remains committed to building long term value in the Company. On behalf of the directors and the senior management team, thank you for your ongoing support of both our Board and the Company. And thank you for choosing to invest in Financial Institutions, Inc. I hope that you find this Proxy Statement informative, and we look forward to continuing our dialogue with you in the year to come.

Sincerely,

/s/ Robert N. Latella

Robert N. Latella

Chairman of the Board

FINANCIAL INSTITUTIONS, INC.

220 Liberty Street

Warsaw, New York 14569

(585) 786-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 20, 2018

The Annual Meeting of Shareholders of Financial Institutions, Inc. (the “Annual Meeting”) will be held at the Company’s corporate headquarters located at 220 Liberty Street, Warsaw, New York 14569 on Wednesday, June 20, 2018, at 10:00 a.m. for the following purposes:

1.	Election of Directors. To elect three directors, each to serve until the Company’s 2021 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	Advisory Vote on Executive Compensation. To vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2017, as described in the “Compensation Discussion and Analysis,” executive compensation tables and enclosed narrative disclosures in this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. To vote on a non-binding, advisory resolution to approve the frequency of future advisory votes on the compensation of our named executive officers;

4.	Ratification of Independent Registered Public Accounting Firm. To vote on a proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	Other Business. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The record date for the Annual Meeting is April 23, 2018. Only our shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement of the meeting. A copy of our Annual Report to Shareholders, including our Annual Report on Form 10-K, for the fiscal year ended December 31, 2017 (“Annual Report”) is being mailed with this Proxy Statement.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. You may vote by mail or Internet. Instructions for voting by Internet are provided on the enclosed proxy card or the voting instructions provided by your broker.

By Order of the Board of Directors

/s/ Sonia Dumbleton

Sonia M. Dumbleton
Corporate Secretary
Warsaw, New York
April 30, 2018

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be held on June 20, 2018

Our Proxy Statement is attached. Financial and other information concerning our Company is contained in our Annual Report to Shareholders for the year ended December 31, 2017. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the Proxy Statement, annual report and a proxy card, and by notifying you of the availability of these proxy materials on the Internet. This Proxy Statement and our Annual Report are available in the SEC Filings subsection of the Financials section of our website at www.fiiwarsaw.com.

FINANCIAL INSTITUTIONS, INC.

220 Liberty Street

Warsaw, New York 14569

(585) 786-1100

PROXY STATEMENT

INTRODUCTION

The Financial Institutions, Inc. Board of Directors (the “Board” or the “Board of Directors”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Financial Institutions, Inc. 2018 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “Meeting” or the “Annual Meeting”). The notice of meeting, this Proxy Statement and the enclosed form of proxy card are first being mailed to our shareholders on or about April 30, 2018. In this Proxy Statement, we may also refer to Financial Institutions, Inc. and its subsidiaries as “Financial Institutions,” the “Company,” “we,” “our” or “us.”

Financial Institutions is the holding company for Five Star Bank, Scott Danahy Naylon, LLC and Courier Capital, LLC. In this Proxy Statement, we may also refer to Five Star Bank as the “Bank.”

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

What are the date, time and place of the meeting?

Date:	June 20, 2018
Time:	10:00 a.m., local time
Place:	Corporate Headquarters of Financial Institutions, Inc.
220 Liberty Street
Warsaw, New York 14569

What matters are to be voted upon at the meeting?

At the meeting, record holders of our common stock as of April 23, 2018 will consider and vote on the following proposals:

•	Elect three directors, each to serve a three-year term expiring at the Company’s 2021 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified (see “Proposal 1 – Election of Directors” on page 11);

•	Approve the advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2017, as described in the “Compensation Discussion and Analysis,” executive compensation tables and enclosed narrative disclosures in this Proxy Statement (see “Proposal 2 - Advisory Vote to Approve the Compensation of Our Named Executive Officers” on page 55); and

•	An advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (see “Proposal 3 - Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Our Named Executive Officers” on page 56);

•	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (see “Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm” on page 59).

As of the date of this Proxy Statement, these four proposals are the only matters that our Board of Directors intends to present at the Annual Meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the three nominees for director named in this Proxy Statement (Karl V. Anderson, Jr., Dawn H. Burlew, and Robert N. Latella), each to serve for a term of three years expiring at the Company’s 2021 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

•	FOR the advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2017, as described in the “Compensation Discussion and Analysis,” executive compensation tables and enclosed narrative disclosures in this proxy statement;

•	To hold future advisory votes on the compensation of our named executive officers EVERY YEAR; and

•	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Who can vote at the Meeting?

Our shareholders of record as of the close of business on April 23, 2018 are entitled to vote (in person or by proxy) at the Annual Meeting and at any adjournment or postponement thereof. On that date, there were 15,903,415 shares of our common stock outstanding and entitled to vote. No securities other than our common stock are entitled to be voted at the Annual Meeting.

How many shares must be present to conduct the Meeting?

We must have a “quorum” present in person or by proxy to hold the meeting. A quorum is a majority of the shares entitled to vote that are either present in person or represented by proxy. For purposes of determining whether a quorum exists, we count as present any shares that are voted by proxy over the Internet, by mail or that are represented in person at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes, which are described below, will be counted for the purpose of determining the existence of a quorum. An inspector of elections appointed for the meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

What is the difference between a “record holder” and a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, you are considered the “record holder” of your shares. If, on the other hand, your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, bank or other nominee has provided you with instructions regarding how to direct the voting of your shares.

How do I vote before the Meeting?

If you are a record holder, you may vote your shares by mail by completing, signing and returning the enclosed proxy card. For your convenience, you may also vote your shares via the Internet by following the instructions on the enclosed proxy card. If you vote via the Internet, you do not need to return your proxy card.

If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, commonly referred to as “street name,” you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your broker, bank or other nominee.

With respect to the election of directors (Proposal 1), you may either vote for all three of the nominees to the Board of Directors named on the enclosed proxy card, withhold authority to vote for any nominee(s) you specify or you may withhold authority to vote for all of the nominees as a group. You may vote for, against, or abstain from voting on the advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2017 (Proposal 2), and the proposal to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 4). You may vote for every year, every two years, or every three years to hold future advisory votes on the compensation of our named executive officers (Proposal 3).

How do I vote my 401(k) plan shares?

Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan (which we refer to as the “Plan”) who hold shares of our common stock in their Plan accounts, may direct the trustee of the Plan to vote these shares by completing and returning a proxy card. Any shares in a Plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose Plan accounts hold such shares.

May I vote at the Meeting?

Yes, you may vote your shares at the meeting if you attend in person. If your shares are held by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from your broker, bank, or other nominee confirming (1) your beneficial ownership of the shares, (2) that the broker, bank, or other nominee is not voting the shares at the meeting, and (3) granting you a legal proxy to vote the shares in person or at the meeting. You will not be able to vote shares you hold in street name through a bank, broker or other nominee in person at the Annual Meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares. For information on how to obtain directions to the meeting, please contact us at (585) 786-1100. Even if you plan to attend the meeting in person, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person.

What does it mean if I receive more than one set of proxy materials?

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form that you receive or, if you vote by Internet, you will need to enter each of your Control Numbers. Remember, you may vote by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting by ballot at the Annual Meeting.

How many votes do I have?

Each share that you own as of the close of business on April 23, 2018 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on April 23, 2018, there were 15,903,415 shares of our common stock outstanding. Holders of our common stock do not have cumulative voting rights.

Can I change my vote after I submit my proxy?

Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. If you are a record holder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	Properly submitting a later dated proxy;

•	Notifying the Corporate Secretary of Financial Institutions in writing before the meeting that you have revoked your proxy; or

•	Voting in person at the meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “May I vote at the meeting?”

How are my shares voted if I submit a proxy but do not specify how I want to vote?

If you submit a properly executed proxy card and specify how you want to vote, the persons named on the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the three nominees for director named in this Proxy Statement (Karl V. Anderson, Jr., Dawn H. Burlew, and Robert N. Latella), each to serve for a term expiring at the Company’s 2021 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

•	FOR the advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2017, as described in the “Compensation Discussion and Analysis,” executive compensation tables and enclosed narrative disclosures in this proxy statement;

•	To hold future advisory votes on the compensation of our named executive officers EVERY YEAR; and

•	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

With respect to the transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Exchange Act, each proxy received will be voted in accordance with the best judgment of the persons named on the enclosed proxy card. At this time, the Board of Directors knows of no such other business.

What is a broker non-vote?

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers have the discretion to vote on routine matters such as Proposal 4, but do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4.

A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker cannot vote the shares because the matter is not considered a routine matter under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction card you receive from your broker. Please return your voting instruction card to your broker and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

What vote is required to elect directors?

Our shareholders elect directors by a plurality vote, which means that the three director nominees for election who receive the highest number of “FOR” votes will be elected as directors.

If you are the beneficial owner of shares held by your bank, broker or other nominee in street name and you do not vote your shares, the bank, broker, or other nominee cannot vote such shares for the election of directors. If you do not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxy cards signed and returned to the Company unmarked will be voted FOR the three nominees for directors named in this proxy statement (Karl V. Anderson, Jr., Dawn H. Burlew, and Robert N. Latella).

What happens if one or more of the nominees for director do not receive a majority of the votes cast?

Any nominee for director who receives a greater number of votes WITHHELD from his or her election than votes FOR shall tender his or her resignation to the Board. The Board’s Nominating and Governance Committee will then make a recommendation to the independent directors who were not required to submit their resignation whether to accept or reject the resignation(s) or take other appropriate action with respect to the director nominee(s) who did not receive a majority of votes. Within 90 days of the Annual Meeting, the independent directors will, after due deliberation, determine what action is to be taken.

What vote is required to approve the advisory resolution to approve the compensation paid to our named executive officers?

This matter is being submitted to enable our shareholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers for the year ended December 31, 2017. In order to be approved on an advisory, non-binding basis, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on the proposal. Broker non-votes will also have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Although the advisory vote on the compensation of our named executive officers is non-binding, our Management Development & Compensation Committee values the opinions expressed by our shareholders in their vote on this proposal and will review the results of the vote and evaluate whether any actions are necessary to address such results.

What vote is required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers?

This matter is being submitted to enable shareholders to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years or every three years. Abstentions and broker non-votes will not be counted as expressing any preference. If none of the frequency alternatives (one year, two years or three years) receives a majority of the votes cast, the Board of Directors will consider the frequency that receives a plurality of the votes cast as being selected by shareholders. However, because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our shareholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative selected by our shareholders.

What vote is required to ratify the appointment of RSM US LLP as our independent registered public accounting firm?

For the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 to be approved, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on this proposal. Brokers have authority to vote on this proposal and therefore there will be no broker non-votes on this proposal.

Although shareholder ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 is not required, we believe that it is advisable to give shareholders an opportunity to ratify this appointment. If such ratification is not approved at the Annual Meeting, the Board’s Audit Committee may reconsider its appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and reserves the discretion to appoint RSM US LLP or another independent registered public accounting firm.

Who will count the vote?

Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, will count the vote and act as Inspector for the election.

Who pays for the solicitation of proxies?

We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we have engaged Saratoga Proxy Consulting, LLC, 520 8th Avenue, New York, New York 10018 to assist in proxy solicitation and collection at a cost of $7,500, plus out-of-pocket expenses.

How can I find out the results of the voting at the Meeting?

We will report the voting results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at our 2019 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 31, 2018. Such proposals also must comply with Rule 14a-8 of the Exchange Act. Such proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder to bring business before the annual meeting of shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, including a proposal or a nominee for election to the Board of Directors, the shareholder must give timely notice to our Corporate Secretary in accordance with our By-laws and include in such notice the information required by our By-laws. In general, our By-laws require that the notice be received by our Corporate Secretary no later than 90 days and not more than 120 days prior to the one-year anniversary date of the Annual Meeting. However, if the 2019 annual meeting is more than thirty days before or more than sixty days after the one-year anniversary date of the Annual Meeting, then notice will need to be received by our Corporate Secretary by the later of (i) 90 days prior to the 2019 annual meeting or (ii) 10 days following the date public disclosure of the date of the 2019 annual meeting was first made public.

In addition, in order for any shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices not later than 60 days prior to the scheduled date of the 2019 annual meeting of shareholders.

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of this Proxy Statement and the 2017 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2017, are also available in the SEC Filings subsection of the Financials section of our website at www.fiiwarsaw.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

MANAGEMENT

The following table shows, as of April 23, 2018, the beneficial ownership of shares of Financial Institutions, Inc. common and preferred stock by (a) all current directors and nominees, (b) all named executive officers, and (c) all of our current directors, nominees and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of stock or the individual has the right to acquire the shares of stock within 60 days of April 23, 2018.

Name	Title of class	Number of shares beneficially owned		Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of April 23, 2018	Percent of class outstanding(1)
Directors(2):
Karl V. Anderson, Jr.	Common	16,358		2,000	*
Martin K. Birmingham	Common	87,554		—	*
Donald K. Boswell	Common	2,020		—	*
Dawn H. Burlew	Common	773		—	*
Andrew W. Dorn, Jr.	Common	16,999		—	*
Robert M. Glaser	Common	14,144		—	*
Samuel M. Gullo	Common	22,587		2,000	*
Susan R. Holliday	Common	24,186		—	*
Erland E. Kailbourne	Common	45,746		2,000	*
Robert N. Latella	Common	21,102		2,000	*
Kim E. VanGelder	Common	4,488		—	*
James H. Wyckoff	Common Class A Preferred Class B Preferred	338,391 69 8,565	(3) (4) (5)	— — —	2.13 4.79 4.98	% % %
Named executive officers who are not Directors(2):
Michael D. Burneal	Common	7,523		—	*
Joseph L. Dugan	Common	930		—	*
Kevin B. Klotzbach	Common	25,789		—	*
William L. Kreienberg	Common	22,884		—	*
All current directors and executive officers as a group (27 persons)	Common Class A Preferred Class B Preferred	690,240 69 8,565		9,800 — —	4.34 4.79 4.98	% % %

*	Denotes less than 1%
(1)	As reported by such persons as of April 23, 2018 with percentages based on 15,903,415 shares of Common Stock, 1,439 shares of Series A Preferred Stock and 171,847 shares of Series B-1 Preferred Stock, respectively, outstanding on April 23, 2018, including shares the individual or group has a right to acquire within 60 days of April 23, 2018 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.
(2)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the stock beneficially owned by such person.
(3)	Includes 66,995 shares held by Mr. Wyckoff’s spouse.
(4)	Includes 8 shares held by Mr. Wyckoff’s spouse and 19 shares held in trust.
(5)	Includes 855 shares held by Mr. Wyckoff’s spouse.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of the outstanding shares of common stock of the Company as of April 23, 2018.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,115,102	(2)	7.01%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,126,390	(3)	7.08%

*	Denotes less than 1%
(1)	Based on 15,903,415 shares of Common Stock outstanding as of April 23, 2018.
(2)	Based on information set forth in Amendment number 8 to Schedule 13G filed with the SEC on January 29, 2018 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 1,080,158 shares; and sole dispositive power, 1,115,102 shares. Blackrock, Inc. is reporting beneficial ownership for the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC and BlackRock Investment Management (UK) Limited.
(3)	Based on information set forth in Amendment number 2 to Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership in the following manner: sole voting power, 1,077,918 shares; and sole dispositive power, 1,126,390 shares. Dimensional reports beneficial ownership for four investment companies it advises or sub-advises and certain comingled funds, group trusts and separate accounts it advises. Dimensional disclaims beneficial ownership of all such shares.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our By-laws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term expiring at the third successive annual meeting and until their respective successors have been elected and qualified. The Board of Directors is authorized by our By-laws to fix, from time to time, the number of directors that constitute the whole Board of Directors. The Board size is currently set at twelve members but will be reduced to eleven members at the call to order of the Annual Meeting. Erland E. Kailbourne, whose term expires in 2018, has elected to retire as a Director and is not standing for re-election. Accordingly, Mr. Kailbourne’s term as a director will expire at the Annual Meeting. The nominees for director at the 2018 Annual Meeting are: Karl V. Anderson, Jr., Dawn H. Burlew, and Robert N. Latella. Messrs. Anderson and Latella and Ms. Burlew are nominated for election to the Board. Each of these individuals has been nominated by the Board of Directors, upon the recommendation of its Nominating and Governance Committee, to stand for election for a term expiring at the Company’s annual meeting to be held in 2021 and until his or her respective successors are duly elected and qualified.

The nominees recommended by the Board of Directors have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by the Company’s shareholders. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, the Company will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

Our corporate governance guidelines include a director resignation policy. If any nominee receives a majority of WITHHELD votes, that nominee will be required to immediately submit his or her resignation to the Board (broker non-votes will not be counted as either for or withheld). The Board’s Nominating and Governance Committee will then make a recommendation to the independent directors as to whether that resignation should be accepted or rejected or whether another action is appropriate. Within 90 days of the Annual Meeting, the independent directors will, after due deliberation, determine what action is to be taken. The director nominee(s) who received a majority of WITHHELD votes shall play no part in these deliberations or in the decision reached by the independent directors.

The Board believes that its director nominees bring or will bring skills, experience and expertise to the Board as a result of their other business activities and associations.

Core Qualifications and Experiences All of our Director Nominees Possess	Diversity of Skills and Experiences Represented on our Board

✓ Integrity, business judgment

     and commitment

✓ Demonstrated management ability

✓ Extensive experience in the public,      private or not-for-profit sectors

✓ Leadership and expertise in their      respective fields

✓ Financial literacy

✓ Active involvement in educational,      charitable and community      organizations in the communities we      serve

✓ Financial industry

✓ Complex regulated industries

✓ Risk management

✓ Reputational considerations

✓ Corporate governance

✓ Technology and cyber security

✓ Accounting & preparation of      financial statements

✓ Compliance

✓ In-market experience

✓ Business ethics

✓ Strategic thinking

✓ Operations

✓ Knowledge of growth markets

✓ Credit evaluation

✓ Environmental, social &      governance factors

✓ Human capital management

✓ Academia

✓ Government, public policy &      regulatory affairs

The business experience of each director or director nominee of the Company for at least the past five years, and the experience and qualifications supporting his or her service are set forth on the following pages. The ages shown are as of December 31, 2017. No director, director nominee, or executive officer has any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The Board of Directors unanimously recommends that shareholders elect nominees Karl V. Anderson, Jr.,

Dawn H. Burlew and Robert N. Latella, and recommends that you vote “FOR ALL NOMINEES”

Karl V. Anderson, Jr.	Dawn H. Burlew

Director Since: 2006 Term Expires: 2018 Age: 71 Independent Qualifications:	Director Since: 2017 Term Expires: 2018 Age: 53 Independent Qualifications:

Of Counsel at the law firm Snavely, Plaskov and Mullen, PLLC since 2016	Director of Business Development at Corning Enterprises, the economic development government affairs division of Corning Incorporated, since 2008

Prior Business Experience

•	Has practiced law in Western New York since 1972 and operated a solo law practice from 2002 to 2016

•	Director of National Bank of Geneva and Bath National Bank until their merger with and into the Bank in 2005

•	President and Chief Executive Officer of Bank of Avoca from 1981 to 2002 when it was acquired by the Company, and a director from 1980 to 2002

Past Not-for-Profit Boards

•	Ira Davenport Memorial Hospital in Bath, New York (Board President)

•	District Director for Boy Scouts of America

Education

•	University at Buffalo - State University of New York

•	JD, Albany Law School

    Prior Business Experience

•	Corning Incorporated: Corporate Real Estate Portfolio Manager (2002—2008); Progressive corporate and management roles (1984—2002)

•	Town of Erin Supervisor (2014—2017)

    Current Not-for-Profit Boards

•	Bethany Village

•	Chemung County Industrial Development Agency

•	Chemung County Property Development Corp.

•	Corning Area Chamber of Commerce

•	Corning’s Gaffer District

•	Donald Guthrie Foundation

•	Guthrie Corning Hospital (Treasurer)

•	I-86 Steering Committee

•	Incubator Works

•	Project Seneca Steering Committee

•	Southern Tier Economic Growth (“STEG”)

•	Southern Tier Regional Economic Development Council Loan Fund

•	Regional Economic Development and Energy Corporation (“REDEC”) (Chair)

•	Watson Homestead Conference & Retreat Center (Treasurer)

Education

Cazenovia	College and Keuka College

Leadership     Risk Oversight     Business Development/M&A     Not-for-Profit Board/Community Involvement

Public Policy/Government Relations     Bank Industry     Public Board     Technology

The Board of Directors unanimously recommends that shareholders elect nominees Karl V. Anderson, Jr.,

Dawn H. Burlew and Robert N. Latella, and recommends that you vote “FOR ALL NOMINEES”

Robert N. Latella

Director Since: 2005         Term Expires: 2018

Age: 75                               Independent

Qualifications:

Chairman of the Board of the Company since 2014 Of Counsel at the law firm Barclay Damon, LLP since 2009, and Chief Operating Officer of Integrated Nano-Technologies, LLC, a research and development organization, since 2009

Prior Business Experience

•	Vice Chairman of the Board of the Company (2012—2014)

•	Partner of Barclay Damon, LLP (2004 to 2009)

•	Chief Operating Officer of the Genesee Corporation

•	Chief Financial Officer of The Case Hoyt Corporation

•	Managing Partner of Harter Secrest & Emery LLP

Past Public Company Boards

•	Genesee Corporation

Current Not-for-Profit Boards

•	University of Rochester Medical Center (Former Chair)

•	Highland Hospital of Rochester (Senior Member of Board and Former Chair)

•	Highland Community Development Corporation

•	Highland Living Center

•	The Highlands at Brighton

Past Not-for-Profit Boards

•	Former Trustee and Chair of Monroe Community College

•	Monroe Community College Foundation, Inc.

•	Served on several additional community and not-for-profit boards

Education

•	Fordham College

•	LLB, Vanderbilt University School of Law

•	LLM, New York University School of Law

Leadership     Risk Oversight     Business Development/M&A     Not-for-Profit Board/Community Involvement

Public Policy/Government Relations     Bank Industry     Public Board     Technology

Directors Continuing in Office

Martin K. Birmingham	Donald K. Boswell

Director Since: 2013 Term Expires: 2019 Age: 51 Qualifications:	Director Since: 2017 Term Expires: 2020 Age: 66 Independent Qualifications:

President and Chief Executive Officer of the Company and the Bank since March 2013	President and CEO of the Western New York Public Broadcasting Association (WNED-TV; WBFO-FM) since 1998

Prior Business Experience

•	President and Chief of Community Banking of the Bank (2012—2013); Senior Vice President, Commercial Banking Executive and Rochester Region President (2005—2012); promoted to Executive Vice President in 2009

•	President, CEO and Director of subsidiary, The National Bank of Geneva, 2005

•	President of Rochester Region, Bank of America (2004—2005)

•	Progressive corporate banking roles including Regional President, Fleet Financial Group (1989—2004)

Current Not-for-Profit Boards

•	Federal Reserve Bank of NY Community Depository Institutions Advisory Council

•	New York Bankers Association

•	AAA of Central and Western New York, Inc. (Past Chair and Past Vice-Chair)

•	Greater Rochester Chamber of Commerce

•	MCC Foundation

•	St. John Fisher College (Chairman)

•	University of Rochester Medical Center

Past Not-for-Profit Boards

•	The Strong National Museum of Play; St. Ann’s of Greater Rochester Foundation; United Way of Greater Rochester; American Red Cross; Seneca Park Zoo Society; and YMCA of Greater Rochester

Education

•	St. Lawrence University

•	MBA, Simon Business School at the University of Rochester

    Prior Business Experience

•	North Texas Public Broadcasting, Inc., Dallas/Fort Worth/Denton: Executive Vice President and COO (1997); Acting President (1996—1997); Vice President of Marketing and Corporate Development (1986—1996); and Vice President of Development (1982—1986)

•	KCTS-TV, Seattle: Vice President of Development (1981—1982)

•	WVIA-TV/FM, Pittston, Pennsylvania: Corporate Underwriting Specialist and Director of Community Relations/Producer (1977—1981)

    Current Private Company Boards

•	New Era Cap Company

    Past Other Company Boards

•	HSBC Bank USA, N.A.

    Current Not-for-Profit Boards

•	43 x 79 Group

•	AAA of Central and Western New York, Inc.

•	American Friends of the Art Gallery of Ontario (Chair)

•	Buffalo Niagara Convention & Visitors Bureau

•	Chautauqua Institution

•	HealthNow New York, Inc. (Vice Chair)

•	The John R. Oishei Foundation

•	PBS (Past Vice Chair)

    Education

•	Pennsylvania State University; BS and M.Ed.

•	Management Development Certificate, The Wharton School at The University of Pennsylvania

•	Honorary Doctorate of Laws and Letters, Canisius College and D’Youville College

Leadership     Risk Oversight     Business Development/M&A     Not-for-Profit Board/Community Involvement

Public Policy/Government Relations     Bank Industry     Public Board     Technology

Directors Continuing in Office

Andrew W. Dorn, Jr.	Robert M. Glaser

Director Since: 2014 Term Expires: 2020 Age: 67 Independent Qualifications:	Director Since: 2014 Term Expires: 2020 Age: 71 Independent Qualifications:

Co-Managing Director and Director of Government and Community Relations of Energy Solutions Consortium, LLC, a private company focused on the development of combined cycle power generation, since 2015	Certified Public Accountant and President of Glaser Consulting, LLC, a strategic consulting company, since 2016

Prior Business Experience

•	Managing member of Moundsville Power LLC (2012— 2015)

•	Chairman and Chief Financial Officer of Demand Response Partners, Inc. (2008—2015)

•	President and Chief Investment Officer of Hunterview LLC (2008—2013)

•	Led formation of Great Lakes Bancorp, parent company of Greater Buffalo Savings Bank; President and Chief Executive Officer (1997—2008)

•	Led formation of Jamestown Savings Bank; President and Chief Executive Officer (1994—1997)

Past Public Company Boards

•	Great Lakes Bancorp

Current Not-for-Profit Boards

•	D’Youville College (Former Chairman)

•	Health Foundation for Western & Central New York

•	The Western New York Foundation

•	Willowbank Foundation

Past Not-for-Profit Boards

•	Brooks Memorial Hospital (Vice Chairman); Buffalo Urban League; Chautauqua County Fund for the Arts (Chairman); Northern Chautauqua Chamber of Commerce (President); United Way of Chautauqua County (Vice Chairman); and several additional boards in Erie and Chautauqua counties

Education

•	University at Buffalo—State University of New York

•	MBA, Canisius College

    Prior Business Experience

•	Retired Chairman of the Board of Freed Maxick CPAs, P.C. (2011—2015)

•	Joined Freed Maxick as a partner in 1981 and served as Chairman and Managing Director (1994—2011)

•	Price Waterhouse (1968—1981)

    Former Appointed Positions

•	Chairman of the Erie County Fiscal Stability Authority

•	Independent Judicial Election Qualification Commission for the Eighth Judicial District

    Private Company Boards

•	NA Realty Fund I and NA Realty Fund II

•	Noco, Inc.

•	Shanor Electric Supply, Inc. (Vice Chairman)

    Past Not-for-Profit Boards

•	Audit Committee for Kaleida Health

•	CPA Associates, Inc.

•	Served on several not-for-profit and cultural boards in Western New York

    Education

•	Canisius College

Leadership     Risk Oversight     Business Development/M&A     Not-for-Profit Board/Community Involvement

Public Policy/Government Relations     Bank Industry     Public Board     Technology

Directors Continuing in Office

Samuel M. Gullo	Susan R. Holliday

Director Since: 2000 Term Expires: 2019 Age: 69 Independent Qualifications:	Director Since: 2002 Term Expires: 2020 Age: 62 Independent Qualifications:

Owner and operator of Family Furniture, a retail furniture sales business in Perry, NY, since 1976

Active real estate owner and developer in Wyoming, Genesee and Livingston counties for more than 40 years

Chief Executive Officer of Dumbwaiter Design, LLC, a full-service web design and development firm, since 2011

Prior Business Experience

•	Owner and Chief Executive Officer of American Classic Outfitters (2002—2009)

•	Director of subsidiary Wyoming County Bank until its merger with the Bank in 2005

Current Not-for-Profit Boards

•	Vice Chairman and director of the Wyoming County Business Center

Past Not-for-Profit Boards

•	Current member, past director and past President of the Wyoming County Chamber of Commerce (formerly the Wyoming County Business Development Corporation)

•	Iroquois Trail Council, Boy Scouts of America

Education

•	Niagara University

    Prior Business Experience

•	President and Publisher of the Rochester Business Journal (1988—2016)

    Past Public Company Boards

•	Rochester Gas & Electric Corp

    Current Private Company Boards

•	Complemar Partners, Inc.

•	Frontier Telephone of Rochester

    Past Other Company Boards

•	Key Bank of New York

    Current Not-for-Profit Boards

•	Common Ground Health (Vice-Chairman, Regional Consortium on Health Care)

•	Greater Rochester Chamber of Commerce (Past Chair)

•	Health Care Trustees of New York State (Secretary/Treasurer)

•	Rochester Institute of Technology (Vice Chair)

•	University of Rochester Medical Center (Past Chair)

    Past Not-for-Profit Boards

•	Rochester Museum & Science Center (Chair)

•	United Way of Greater Rochester (Vice Chair)

•	Served on several additional community and not-for-profit boards

    Education

•	Cornell University

•	MBA, Rochester Institute of Technology

Leadership     Risk Oversight     Business Development/M&A     Not-for-Profit Board/Community Involvement

Public Policy/Government Relations     Bank Industry     Public Board     Technology

Directors Continuing in Office

Kim E. VanGelder	James H. Wyckoff, PhD

Director Since: 2016 Term Expires: 2019 Age: 53 Independent Qualifications:	Director Since: 1985 Term Expires: 2019 Age: 66 Independent Qualifications:

Chief Information Officer (since 2004) and Senior Vice President (since 2014) of Eastman Kodak Company, a global technology company focused on imaging	University of Virginia Curry Memorial Professor of Education and Policy since 2011 and Director of the Center for Education Policy and Workforce Competitiveness since 2010

Prior Business Experience

•	Progressive information technology roles at Kodak since 1984 including leading the group responsible for defining Kodak’s global information technology architecture and standards and building the organization responsible for supporting Kodak’s worldwide SAP implementation; also served as Director of Worldwide Customer Operations from 2011 to 2014

Current Not-for-Profit Boards

•	Rochester Institute of Technology

•	Rochester Area Community Foundation

•	Western New York Society for Information Management

Past Not-for-Profit Boards

•	Former Member of Dean’s Advisory Council for Golisano College of Computing and Information Sciences, Rochester Institute of Technology

Education

•	Rochester Institute of Technology

    Additional Current Academic Roles

•	University of Virginia, Professor at the Curry School of Education and the Frank Batten School of Leadership and Public Policy since 2008

    Prior Academic Experience

•	Served on the faculty of the University at Albany – State University of New York, progressing from Assistant Professor to Professor (1986—2007)

•	Served as Chair of the Department of Public Administration and Policy and as Acting Dean of the Graduate School of Public Affairs at the University of Albany

    Past Academic Service

•	President of the Association for Education Finance and Policy

•	Policy Council for the Association of Public Policy Analysis and Management

•	Four National Research Council panels

    Education

•	Denison University

•	PhD, University of North Carolina

Leadership     Risk Oversight     Business Development/M&A     Not-for-Profit Board/Community Involvement

Public Policy/Government Relations     Bank Industry     Public Board     Technology

CORPORATE GOVERNANCE OVERVIEW

Board Leadership Structure

The Board of Directors believes that effective corporate governance is best accomplished if the roles of Chairman of the Board and Chief Executive Officer (“CEO”) are separated. The Board of Directors believes that separating these two positions allows each person to focus on his or her individual responsibilities, which is essential in the current business and economic environment. Under this structure, our CEO can focus his attention on the day-to-day operations and performance of the Company and can work to implement our long-term strategic plans. At the same time, our non-executive Chairman of the Board can focus his attention on long-term strategic issues, setting the agenda for, and presiding at, Board meetings, working collaboratively with our other Board members, and providing insight and guidance to our CEO.

Traditionally, we have separated the roles of Chairman of the Board and CEO and, although we believe that the separation of the roles of Chairman of the Board and CEO is appropriate in the current environment, our board leadership structure may change in the future as our business and industry, and corporate governance practices more generally, evolve.

Board of Directors Role in Risk Oversight

The Board of Directors is actively engaged in the oversight of risks that could affect us. This oversight is conducted primarily through our Board committees. Our Risk Oversight Committee has oversight of our credit, investment, liquidity, interest rate, operational, legal and compliance, cybersecurity and electronic data processing security risks. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Our Management Development & Compensation Committee focuses on the risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.

Board Independence

Our Board of Directors has affirmatively determined that each of our directors, except for Mr. Birmingham, is independent under the independence standards of Nasdaq. Relationships described in the section titled “Certain Relationships and Related Party Transactions” were taken into consideration when determining independence.

Director Resignation Policy

Our Board of Directors has a director resignation policy for director nominees who receive a majority of WITHHELD votes at the Annual Meeting in which they stand for election. If the election is uncontested, i.e. if the number of director nominees does not exceed the number of Board seats up for election and proxies are not being solicited by anyone other than the Company, then once the vote has been tabulated and certified and it is established that a director nominee has received more WITHHELD votes than FOR votes, with broker non-votes not being counted as either, then the director shall immediately submit his or her resignation to the Board.

At such time, the Nominating and Governance Committee shall evaluate what is in the best interests of the Company and the shareholders and shall make a recommendation to the independent directors of the Board. This recommendation may include accepting or rejecting the resignation or taking other appropriate action, which may include addressing what the independent directors believe to be the cause of the WITHHELD votes or determining that the director should not stand for renomination in the future. Within 90 days of the Annual Meeting, the independent directors will make a determination as to the action to be taken, which the Company shall publicly announce promptly thereafter. The director who did not receive a majority vote at his or her election shall not participate in either the deliberations of the independent directors or their final decision.

Our corporate governance guidelines may be viewed by accessing the Governance Documents subsection of the Governance section on our website at www.fiiwarsaw.com.

Board Meetings and Committees

Our Board of Directors conducts business through board and committee meetings. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2017, our Board of Directors met 12 times. All directors attended more than 75% of the Board meetings and the meetings of committees on which they serve. The Board of Directors has established the following five standing committees: Audit, Executive, Management Development & Compensation, Nominating and Governance, and Risk Oversight. All the committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities. These committee charters may be viewed by accessing the Governance Documents subsection of the Governance section of our website at www.fiiwarsaw.com.

Audit Committee

The Audit Committee monitors our financial reporting process and system of internal controls. Its duties include: (i) reviewing and assessing the performance of the internal audit department and our independent auditors; (ii) engaging, evaluating, replacing, compensating and overseeing our independent auditors; (iii) reviewing all reports of the independent auditors and responses to such reports; (iv) approving the services to be performed by the independent auditors and pre-approving all audit and non-audit services and fees; (v) evaluating the independence of the independent auditor; (vi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters; (vii) establishing procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; (viii) reviewing and discussing with management and the independent auditors our annual and quarterly financial statements, including our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of reports on Forms 10-K or 10-Q with the SEC; and (ix) reviewing and approving related persons transactions. The Audit Committee is required by its charter to meet at least four times annually.

In carrying out its responsibilities, the Committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement.

The Audit Committee members are Chair Mr. Glaser and Messrs. Anderson, Boswell, and Gullo. Mr. Glaser is the committee’s “audit committee financial expert” as defined by SEC rules. Our Board of Directors has affirmatively determined that all committee members are “independent” as defined in SEC and Nasdaq rules applicable to audit committees. The Audit Committee met eight times during 2017.

Executive Committee

The Executive Committee is charged with assisting the Board of Directors with strategic planning matters for the Company and its subsidiaries. The Executive Committee’s primary responsibilities include: (i) assisting the Board in its oversight responsibility for strategic planning, and merger, acquisition, branching and other business expansion proposals; (ii) acting on behalf of the Board on resolutions involving routine operational matters, and such other matters as are specifically delegated to the Committee by the Board, subject, in each case, to the limitations set forth in the Company’s By-laws; and (iii) acting on behalf of the Board to implement emergency CEO and Named Executive Officer succession plan(s) developed by the Management & Development Compensation Committee. The Committee members are Chair Mr. Kailbourne, Ms. Holliday and Messrs. Anderson, Dorn, Glaser and Latella. The Executive Committee met three times during 2017.

Management Development & Compensation Committee

The Management Development & Compensation (“MD&C”) Committee is responsible for (i) determining executive compensation as further described in the Compensation Discussion and Analysis section of this proxy statement; (ii) reviewing and making recommendations to the full Board with regard to compensation of directors; (iii) retaining, compensating and overseeing, in its sole discretion, compensation consultants, legal counsel or other advisers as described in further detail on page 32 of this Proxy Statement; (iv) reviewing the risks arising from our compensation policies and programs; and (v) overseeing the creation of development plans and succession plans for our CEO and other executive officers. Our Board of Directors has affirmatively determined that all committee members are “independent” under Nasdaq listing standards. The MD&C Committee is required by its charter to meet at least three times annually. The MD&C Committee met seven times during 2017. The MD&C Committee members are Chair Mr. Dorn and Messrs. Gullo, Kailbourne and Wyckoff.

Nominating and Governance Committee

The Nominating and Governance (“NG”) Committee is charged with assisting the Board of Directors in governance matters for the Company and its subsidiaries, including: (i) identifying qualified individuals to become Directors; (ii) recommending qualified director nominees for election at the annual meeting of shareholders; (iii) determining membership on Board committees; (iv) recommending and monitoring the Corporate Governance Policy; (v) developing and administering orientation and development programs for directors; and (vi) addressing corporate governance issues. The Committee members are Chair Ms. Holliday, Ms. VanGelder and Messrs. Kailbourne and Wyckoff. Our Board of Directors has affirmatively determined that all committee members are considered “independent” under applicable Nasdaq listing standards. The NG Committee met six times during 2017.

The NG Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our corporate secretary at our corporate headquarters. The NG Committee evaluates all director candidates on the same basis, provided that current directors may be evaluated primarily on the basis of their record of performance as a director of the Company. All nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interest of the Company and its shareholders. The consideration process for evaluating director candidates includes, but is not limited to, determining whether the candidate is “independent” under applicable SEC and Nasdaq listing standards and whether the candidate fits the Board’s then current needs for diversity, geographic connections to the Company’s market region and professional expertise. The NG Committee conducts such investigations and interviews of director candidates as it deems necessary to make a fair evaluation. Candidates determined to be qualified by a majority vote of the NG Committee may be proposed to the Board as a nominee for election, appointed to fill a vacancy, or held in reserve in a prospective director pool. Our Corporate Governance Policy tasks the NG Committee with composing a board of directors that reflects diverse experience, gender, race, personal qualities and accomplishments. The NG Committee implements this policy through discussions among committee members and assesses its effectiveness annually as part of its self-evaluation process.

The NG Committee believes the years of service provided by our continuing directors have given them extensive knowledge of our business and the banking industry. The NG Committee engages in a thorough vetting process of Director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and continually refreshed. The NG Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed.

Risk Oversight Committee

The Risk Oversight Committee is responsible for assisting the Board in establishing prudent levels of risk consistent with our strategic objectives, and in reviewing our risk management framework and processes, including the significant policies, procedures and practices employed to identify, measure, monitor and control our risk profile. The committee also has governance oversight for non-bank subsidiaries of the Company. The committee meets with our Chief Risk and Enterprise Administration Officer at least on a quarterly basis, and reports to the Board on various levels of risk associated with our approved business and financial plans relative to credit risk, investment risk, liquidity risk, interest rate risk, operational risk, and legal and compliance risk. The Risk Oversight Committee also has oversight over the Company’s cybersecurity risk management program, including the Company’s compliance with cybersecurity regulations promulgated by the New York Department of Financial Services that became effective in March 2017. The Risk Oversight Committee receives quarterly updates from our Chief Risk and Enterprise Administration Officer on our cybersecurity risk profile and cybersecurity program initiatives. The Risk Oversight Committee met four times during 2017. The committee members are Chair Mr. Anderson, Mr. Boswell, and Mses. Burlew, Holliday and VanGelder. Our Board of Directors has affirmatively determined that all committee members are “independent” under Nasdaq listing standards.

Board Member Attendance at Annual Shareholders’ Meetings

Directors are expected to attend our annual meeting of shareholders absent extenuating circumstances. All of the current directors who were members of the Board at the time, except Mr. Kailbourne, attended last year’s annual meeting of shareholders.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors or any individual director by sending such communication to the attention of our Corporate Secretary at our corporate headquarters, who will forward all such communication to the Board or the individual directors, as appropriate.

Code of Ethics

We have a written Code of Business Conduct and Ethics to assist our directors, officers, and employees in adhering to their ethical and legal responsibilities. Additionally, we have a Code of Ethics for our CEO, Chief Financial Officer (“CFO”) and senior financial officers that describes the conduct expected to be employed in the finance area. The current versions of these policies may be viewed by accessing the Governance Documents subsection of the Governance section of our website at www.fiiwarsaw.com. In addition, we will provide a copy of the Code of Business Conduct and Ethics to any shareholder, without charge, upon request addressed to our Director of Human Resources at our corporate headquarters. We intend to disclose within four business days any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the Code of Business Conduct and Ethics, by posting such information on our website.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill levels required of members of the Board and the competitive market for director compensation. The following table sets forth total 2017 director compensation for service on the boards of both the Company and the Bank.

Director Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
Karl V. Anderson, Jr.	55,000	25,006	—	80,006
Donald K. Boswell	50,000	25,006	—	75,006
Dawn H. Burlew(5)	25,000	12,474	—	37,474
Andrew W. Dorn, Jr.	55,000	25,006	—	80,006
Robert M. Glaser	60,000	25,006	—	85,006
Samuel M. Gullo	50,000	25,006	—	75,006
Susan R. Holliday	55,000	25,006	—	80,006
Erland E. Kailbourne	55,000	25,006	—	80,006
Robert N. Latella	105,000	25,006	9,000	139,006
Kim E. VanGelder	50,000	25,006	—	75,006
James H. Wyckoff	50,000	25,006	—	75,006

(1)	Includes retainer fees, including any retainer fees for which the director has elected to receive shares of our common stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2017 was as follows: 810 shares for Mr. Boswell, 385 shares for Ms. Burlew, 1,783 shares for Mr. Dorn, 1,459 shares for Mr. Glaser, 1,783 shares for Mr. Kailbourne, and 1,621 shares for Ms. VanGelder.
(2)	The amount shown for each director, with the exception of Ms. Burlew, represents the aggregate grant date fair value, calculated in accordance with FASB ASC 718, of the 851 shares of restricted stock granted under the 2015 Long-Term Incentive Plan. The amount shown for Ms. Burlew represents the aggregate grant date fair value, calculated in accordance with FASB ASC 718, of the 388 shares of restricted stock granted under the 2015 Long-Term Incentive Plan.
(3)	Each of the directors, with the exception of Ms. Burlew, held 425 shares of unvested restricted stock awards as of December 31, 2017. Ms. Burlew held 194 shares of unvested restricted stock awards as of December 31, 2017. With the exception of Mses. Burlew and VanGelder and Messrs. Boswell, Dorn, Glaser and Wyckoff, each director held 2,000 stock options outstanding as of December 31, 2017. Mses. Burlew and VanGelder and Messrs. Boswell, Dorn, Glaser and Wyckoff held no stock options outstanding as of December 31, 2017.
(4)	Mr. Latella received a car allowance equal to $750 per month for his service as Chairman of the Board during 2017.
(5)	Ms. Burlew was appointed to the Board in November 2017.

Compensation Paid to Board Members

Under the compensation plan in place for non-employee members of the Board during 2017, directors were eligible to receive annual cash retainers for serving on our Board of Directors and for serving on the Board of our wholly-owned subsidiary, Five Star Bank. Directors may elect to receive any portion of their annual retainer in an equivalent grant of shares of our common stock. If elected, shares are issued from the Financial Institutions 2015 Long Term Incentive Plan with a fair market value equal to the cash-based director fees that the Director would otherwise have received. Directors who have not met their individual share ownership requirements are required to elect at least 50% of their annual retainer in an equivalent grant of shares of our common stock. Elections to receive shares are made in advance of the first payment and are irrevocable for the 2017 Board term.

Set forth below is the fee schedule for non-employee directors.

	Company	Five Star Bank
Annual Retainer Fees:
Chair	$70,000	$35,000
Chair of the Audit and Executive Committees	40,000	20,000
Chair of Committees except Audit and Executive	37,000	18,000
Other Directors	33,500	16,500

We reimburse board members, other than the chairman, for reasonable travel expenses to attend meetings. The Chairman of the Board receives an automobile allowance of $750 per month.

Restricted Share Awards

Non-employee members of the Board received a grant of restricted shares from the Financial Institutions, Inc. 2015 Long-Term Incentive Plan with a value of $25,000 on June 21, 2017, the date of the 2017 annual meeting of shareholders. The number of shares issued was based upon the closing price of the Company’s common stock on the date of the grant.

The restricted stock agreements provide that fifty percent (50%) of the shares vest immediately upon the date of the grant, and if the director remains in continuous service as our director, the remaining fifty percent (50%) of the shares vest on the day prior to our next annual meeting of shareholders. Subject to the terms of the individual award agreements, if the director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2017 restricted share awards do not entitle directors to receive any dividends paid with respect to the unvested shares of restricted stock.

Stock Ownership Requirements for Directors

As discussed under “Stock Ownership Requirements” on page 45, non-employee directors were subject to a $150,000 minimum stock ownership requirement during 2017. All our directors, except Mr. Boswell and Mses. Burlew and VanGelder, met their stock ownership levels as of December 31, 2017. Mr. Boswell and Mses. Burlew and VanGelder intend to meet the stock ownership requirement within the required timeframe, which is five years from their respective elections as directors.

OUR EXECUTIVE OFFICERS

The Executive Officers of the Company and the Bank are identified in the following table, which also sets forth their respective offices and periods served as an Executive Officer of the Company or the Bank. The ages shown are as of December 31, 2017.

Name	Age	Office & Position(s)
Martin K. Birmingham	51	President and Chief Executive Officer
William L. Kreienberg	59	Executive Vice President, Chief Corporate Development Executive and General Counsel
Kevin B. Klotzbach	64	Executive Vice President, Chief Financial Officer and Treasurer
Michael D. Burneal	59	Senior Vice President, Chief Risk and Enterprise Administration Officer
Joseph L. Dugan	55	Senior Vice President, Retail Growth and Profitability Executive
Samuel J. Burruano, Jr.	49	Senior Vice President, Assistant General Counsel and Director of Regulatory Compliance
Craig J. Burton	60	Senior Vice President, Commercial Real Estate Executive
Vito Caraccio	52	Senior Vice President, Business Banking Executive
David G. Case	54	Senior Vice President, Chief Commercial Credit Officer
Paula D. Dolan	63	Senior Vice President, Director of Human Resources and Enterprise Planning, Diversity and Inclusion Officer
Sonia M. Dumbleton	55	Senior Vice President, Controller and Corporate Secretary
Michael D. Grover	46	Senior Vice President, Chief Accounting Officer, Financial Reporting and Tax Manager
Charles J. Guarino	42	Senior Vice President, Chief Retail Lending Executive
Jeffrey P. Kenefick	51	Executive Vice President, Commercial Market Executive and Southern Tier Regional President
Edward “Ted” S. Oexle	61	Senior Vice President, C&I Lending Executive and Buffalo Regional President
Sean M. Willett	46	Senior Vice President, Director of Internal Audit

Martin K. Birmingham, a member of our Board of Directors, is the President and Chief Executive Officer of the Company and the Bank, and his biographical information is set forth above under “Proposal 1 – Election of Directors.”

William L. Kreienberg has been Executive Vice President, Chief Corporate Development Executive and General Counsel of the Company and the Bank since November 2016. He joined our Company as Executive Vice President, General Counsel and Chief Risk Officer in December 2014. Mr. Kreienberg has practiced law since 1984 and served as a partner at the law firm of Harter Secrest & Emery LLP, from April 1996 until December 2014.

Kevin B. Klotzbach has been Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank since April 2013. Mr. Klotzbach joined the Company as Vice President and Treasurer in 2001 and was promoted to Senior Vice President in 2005. Prior to joining us, Mr. Klotzbach actively managed fixed income portfolios at several other financial institutions, including Merrill Lynch Asset Management and Empire of America.

Michael D. Burneal has been Senior Vice President, Chief Risk and Enterprise Administration Officer of the Bank since November 2016. Prior to that, he had been Senior Vice President and Chief Information Officer of the Bank since September 2014 and served as Senior Vice President/Banking Services Manager from January 2010 to September 2014. Mr. Burneal joined the Bank in 2004 as Loan Operations Manager and was promoted to Vice President/Banking Services Manager in January 2007. Prior to joining the Bank, he held financial management positions at Sovereign Bank, First Federal Savings and Loan and Columbia Banking.

Joseph L. Dugan joined the Bank as Senior Vice President, Retail Growth and Profitability Executive in July 2016. Prior to joining the Bank, he worked at Canandaigua National Bank, starting as Senior Vice President, Sales and Marketing in January 2001, and served as Executive Vice President of Customer Value Management since 2007, as well as serving as President of CNB’s Wealth Subsidiaries since 2011. Prior to working at Canandaigua National Bank, Mr. Dugan held various banking positions at PNC Bank Corporation and Chase-Lincoln First Bank.

Samuel J. Burruano, Jr. joined the Bank as Senior Vice President, Assistant General Counsel and Director of Regulatory Compliance in October 2016. Prior to joining the Bank, he held various legal and compliance positions at First Niagara Bank, NA since March 2011, most recently serving as Assistant General Counsel, Retail Services. Mr. Burruano has practiced law since 1993 and was an attorney at the law firm of Hiscock & Barclay, LLP, from December 1993 until March 2011.

Craig J. Burton joined the Bank as Senior Vice President, Commercial Real Estate Executive in November 2016. Prior to joining the Bank, he was Senior Vice President and Team Leader of Commercial Real Estate Banking at First Niagara Bank, NA since June 2007. Prior to working at First Niagara Bank, NA, Mr. Burton held various commercial real estate positions at Bank of America (formerly Fleet National Bank), Chase Manhattan Bank and Goldome Realty Credit Corporation.

Vito Caraccio has been Senior Vice President, Business Banking Executive since January 2018. Previously, he had been Senior Vice President, Commercial Market Executive and Director of Business Banking Sales of the Bank since January 2017. He joined the Bank as Senior Vice President, Director of Business Banking Sales in August 2016. Prior to joining the Bank, Mr. Caraccio was Senior Vice President, Corporate Banking Team Leader at First Niagara Financial Group since July 2013. Previously, he was Senior Vice President, Business Development Leader & Relationship Manager at J.P. Morgan Chase Bank, N.A. from 2005 to 2013. Prior to working at J.P. Morgan Chase Bank, N.A., Mr. Caraccio held various commercial banking positions at KeyBank, Fleet National Bank and The Bank of New York.

David G. Case has been Senior Vice President, Chief Commercial Credit Officer of the Bank since May 2014. Prior to that, he had been Senior Vice President, Commercial Market Executive and Regional President of the Bank since September 2012. Mr. Case joined the Bank in 2005 as Senior Vice President, Commercial Market Executive. Prior to joining the Bank, he held various commercial and corporate banking positions at Charter One Bank, State Street Bank, Fleet Bank and Chase Manhattan Bank.

Paula D. Dolan has been Senior Vice President and Director of Human Resources and Enterprise Planning of the Company since December 2014. Ms. Dolan joined the Company in September 2013 as Senior Vice President and Director of Human Resources. Before joining the Company, Ms. Dolan worked at Hillside Family of Agencies (“Hillside”), a non-profit provider of integrated services to children and families throughout Central and Western New York, starting as a consultant in 2010, and was Hillside’s Manager of Compensation and Human Resource Information Systems until September 2013. Previously, she was a Senior Human Resources Consultant with First Niagara Consulting/Burke Group from 2007 to 2010. Prior to working at First Niagara, Ms. Dolan held human resources positions at Unity Health Systems, HR Works, Eastman Kodak Company, Rochester Community Savings Bank and Jones & Laughlin Steel Corporation.

Sonia M. Dumbleton has been Senior Vice President, Controller and Corporate Secretary of the Company and the Bank since May 2013. Prior to that, she was Senior Vice President and Controller of the Bank since 2006. Ms. Dumbleton held various positions, including Vice President and Controller, within the Accounting department of the Bank and its predecessor banks from 1984 to 2005. Ms. Dumbleton is a licensed insurance broker in the State of New York.

Michael D. Grover has been Senior Vice President of Financial Reporting and Tax and Chief Accounting Officer of the Company and the Bank since April 2013. Prior to that, he had been Senior Vice President of Financial Reporting and Tax of the Bank since 2008. Mr. Grover joined the Company in 1999 as a Senior Accountant. Mr. Grover was promoted to Accounting Manager in 2000. Prior to joining the Company, he worked in public accounting with both local and national firms and is a Certified Public Accountant.

Charles J. Guarino has been the Bank’s Senior Vice President, Chief Retail Lending Executive since June 2016. Prior to that, he had been Senior Vice President/Retail Banking Executive since June 2015, and served as Senior Vice President/Director of Marketing from 2012 to 2015 and as Vice President/Retail Automated Decisioning Administrator from 2005 to 2012. Mr. Guarino held various positions, including Assistant Vice President/Director of Marketing, within the Marketing department of the Bank and its predecessor banks from 1997 to 2005.

Jeffrey P. Kenefick has been Executive Vice President, Commercial Market Executive and Southern Tier Regional President since January 2018. Prior to that, he had been Executive Vice President, Chief Community, Commercial and Strategic Development Officer of the Company and the Bank since June 2016 and served as Executive Vice President and Commercial Banking Executive of the Company and the Bank from May 2013 to June 2016. He joined the Bank as Senior Vice President/Commercial Banking Executive and Regional President in February 2006. Prior to joining the Company, he held various positions, including Vice President/Corporate Banking at Citizens Bank, N.A. and Vice President/Western New York Middle Market Lending at M&T Bank.

Edward “Ted” S. Oexle joined the Bank as Senior Vice President, C&I Lending Executive and Buffalo Regional President in October 2016. Prior to joining the Bank, he was Senior Vice President, Commercial Banking at Key Bank since 2012. Prior to working at Key Bank, Mr. Oexle held various senior commercial lending and banking positions at Greater Buffalo Savings Bank, HSBC Bank USA and Fleet Bank.

Sean M. Willett joined the Bank as Senior Vice President, Director of Internal Audit in August 2017. Prior to joining the Bank, he worked at Morgan Stanley, starting in 2004, in various roles across Finance, Operations and Legal and Compliance, including Sarbanes-Oxley Implementation, Internal Control improvements, Legal Entity Corporate Governance, and served as Executive Director and Global Head of Regulatory Affairs Strategy & Implementation since 2014. Prior to working at Morgan Stanley, Mr. Willett served in Credit Risk with J.P. Morgan Chase & Co.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides a description of the material elements of the compensation programs as well as perspective and context for the 2017 compensation decisions for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our named executive officers (the “NEOs”). These named executive officers are:

Martin K. Birmingham - President and Chief Executive Officer

William L. Kreienberg - Executive Vice President, Chief Corporate Development Executive and General Counsel

Kevin B. Klotzbach - Executive Vice President, Chief Financial Officer and Treasurer

Michael D. Burneal - Senior Vice President, Chief Risk and Enterprise Administration Officer

Joseph L. Dugan - Senior Vice President, Retail Growth and Profitability Executive

This CD&A includes the philosophy and objectives of the Management Development & Compensation Committee of our Board of Directors, which we refer to as the MD&C Committee, descriptions of each of the elements of our executive compensation programs and the basis for the compensation earned by our named executive officers during 2017.

EXECUTIVE SUMMARY

2017 Performance Highlights

We provide below a summary of our accomplishments in 2017:

•	Strong loan growth contributed to a 10% increase in net interest income.

•	Net income increased 5%, to $33.5 million, in 2017.

•	Total assets, interest-earning assets, loans and deposits reached record-high year-end levels.

•	We took advantage of favorable market conditions to complete an equity offering, in which nearly 1.4 million shares of common stock were sold, generating net proceeds of approximately $38.3 million and strengthening our capital position to support our growth strategies.

•	We acquired the assets of wealth management firm, expanding our service offerings and furthering our strategy to increase fee-based noninterest income.

These accomplishments and the progress they have helped us make on our long-term strategic plan (as described below) serve as a background to the discussion of our compensation elements and practices that follows. We believe that our results and accomplishments reflect solid performance and thoughtful management of our balance sheet.

In 2016, we communicated our long-term strategic plan to shareholders. The plan was developed as an active collaboration between management and your Board of Directors and focused on annual performance priorities that contribute to growth in Total Shareholder Return (“TSR”) over time. The plan provides the basis for measuring our progress and defines our priorities in seven areas. The targets for these priorities are forward-looking, and they provide a framework for decisions and current initiatives in support of long-term revenue growth. Our progress on the priorities made in 2017 is described below:

Priority:	Loan Growth	Target:	Loan growth in mid-to-high single digits

2017 Progress:

•	Total loans at year-end were $2.74 billion, representing a 17% increase.

•	Commercial loans totaled $1.26 billion, representing a 24% increase.

•	Consumer loans totaled $1.48 billion, representing an 11% increase.

Priority:	Deposit Growth	Target:	Deposit growth sufficient to fund loan growth

2017 Progress:

•	Total deposits at year-end were $3.21 billion, 7% higher than the prior year period.

•	Non-public deposits were 9% higher than 2016.

Priority:	Profitability & Shareholder Returns	Target:	Dividend growth and continued improvement in return on average assets(1) (“ROAA”) and return on average equity(2) (“ROAE”)

2017 Progress:

•	Our common stock dividend per share increased from $0.81 in 2016 to $0.85 in 2017.

•	2017 ROAA was 0.86% as compared to 0.90% in 2016, and 2017 ROAE was 9.62% as compared to 10.01% in 2016.

Priority:	Increased Fee Revenue	Target:	Noninterest income at 25% to 30% of total revenue

2017 Progress:

•	Noninterest income represented 24% of total revenue in 2017.

Priority:	Expense Discipline	Target:	Efficiency ratio(3) in top one-third of comparable peers

2017 Progress:

•	Our efficiency ratio was 60.65%, ranking in the top one-third of companies included in the SNL U.S. Bank $1B to $5B Index.

Priority:	Strong Credit Culture	Target:	Maintain balance between volume and risk to sustain our credit discipline

2017 Progress:

•	Key credit statistics in 2017 were favorable compared with our historical experience. Our net charge-offs to average loans ratio of 38 basis points was one basis point below our ten-year average and our non-performing loans to total loans ratio of 46 basis points was 10 basis points below our ten-year average.

Priority:	Maximize Market Opportunities	Target:	Capitalize on market disruption in Western New York banking and expand in Rochester and Buffalo

2017 Progress:

•	We made progress in taking advantage of market dislocation opportunities as demonstrated by 2017 loan and deposit growth.

•	We continued our expansion in Buffalo with the February opening of a financial solution center in a prime downtown location. This branch, as well as the financial solution center we opened in downtown Rochester in December of 2016, continue to gain traction.

•	We acquired talent across all segments of our business, hiring experienced professionals that bring market experience, knowledge and relationships

(1)	Return on average assets equals net income divided by average assets.
(2)	Return on average equity equals net income divided by average shareholder’s equity.
(3)	Efficiency ratio provides a ratio of operating expenses to operating income. Efficiency ratio is calculated by dividing noninterest expense by net revenue, which is defined as the sum of tax-equivalent net interest income and noninterest income before net gains on investment securities. The efficiency ratio is not a financial measurement required by GAAP. However, the efficiency ratio is used by management in its assessment of financial performance specifically as it relates to noninterest expense control. Management also believes such information is useful to investors in evaluating Company performance.

2017 Results of Performance-Based Compensation Elements

The Management Development & Compensation (“MD&C”) Committee has reviewed our 2017 performance against our 2017 business plan, budget and long-term strategic plan. The MD&C Committee has also reviewed a broad array of performance measures compared to both a custom peer group of publicly traded regional banking and financial institutions (collectively the “Regional Peer Group”) and a broader market index, the SNL Small Cap U.S. Bank and Thrift index (the “Index Peer Group”). Our Regional Peer Group and the Index Peer Group are described on page 36. The MD&C Committee believes that the performance measures shown below, which were used in our compensation determinations, provide a good combination of elements of performance that can be compared across companies and elements of performance aligned with executing our long-term strategic plan.

Annual Cash Incentive Plan

Our annual cash incentive plan uses four performance metrics that compare actual performance to our annual business plan established at the beginning of each year. Management prepares an annual business plan requiring performance closely aligned with our long-term strategic plan focusing on both growth and profitability. 2017 included challenges and opportunities that impacted expenses and net interest margin, such as the dilution associated with the issuance of common stock through an at-the-market equity offering and a flattening of the yield curve. In spite of this, performance for the year reflected the successful efforts of the Company to generate profits for shareholders, grow outstanding balances for both total loans and core deposits, and maintain strong credit quality. Performance on the four measures of Earnings Per Share (“EPS”), Total Loan Growth, Core Deposit Growth, and Net Charge-Offs/Average Loans is shown in the exhibits below.

Earnings Per Share(1)	Total Loan Growth(2)

(1)	Earnings per share equals net income available to common shareholders divided by weighted average diluted shares outstanding.
(2)	Total Loan Growth equals growth in gross loans excluding loans held for sale, including deferred costs (fees) and prior to reductions for allowance for loan losses.

Core Deposit Growth(3)	Net Charge-Offs/Average Loans(4)

(3)	Core Deposit Growth equals growth in non-public deposits less Certificates of Deposits great than $250 million.
(4)	Net Charge-Offs/Average Loans equals net charge-offs divided by average loans. A lower percentage indicates better performance.

Long-Term Incentive Plan

Our Long-Term Equity Incentive Plan awards have historically used Relative Total Shareholder Return (“rTSR”) as a performance measure, reflecting our performance over a three-year period relative to the designated peer group. Our 3-Year rTSR performance result measured as of December 31, 2017 resulted in executives forfeiting the rTSR-based restricted shares granted in 2015.

The 3-Year TSR measured performance under the 2015 equity grant program using the SNL Small Cap U.S. Bank & Thrift Index (included 113 banks and thrift companies with $250 million to $1 billion total common stock market capitalization for the full period).

3 Year Total Shareholder Return

Components of Compensation

Below is a summary of the compensation elements in our executive compensation program for our named executive officers (“NEOs”).

Fixed

Base Salary

Performance–Based Criteria:

•   Individual performance goals are established at the start of each year and aligned with our strategic plan and our annual business plan. Achievement of individual performance goals are used in the annual base salary merit adjustment process.

2017 Outcomes & Committee Actions:

•   The CEO recommended and the Committee approved that eligible NEOs receive merit pay adjustments in 2017 as described on page 39.

2017 Performance-Based Criteria:

•   Company financial performance measures were:

40% EPS

20% Total Loan Growth

20% Core Deposit Growth

20% Net Charge-Offs

•   25% - 50% of NEO awards can be adjusted up or down based on individual performance.

2017 Outcomes & Committee Actions:

•   2017 performance results are shown under Company Performance Goals and Results on page 40. No discretionary adjustments were made by the MD&C Committee to corporate performance results.

•   NEOs received cash awards that ranged from 37%-61% of their eligible base salary (114% of target).

2017 Criteria:

•   50% of the restricted share unit award vests based on continued satisfactory employment for three years from the date of grant

•   50% of the restricted share unit award vests based on the Company’s Three-Year TSR relative to the SNL Small Cap U.S. Bank & Thrift Index and vests three years from the date of grant.

2017 Outcomes & Committee Actions:

•   Grants of restricted share units (“RSUs”) to NEOs in February 2017 which included time-based and performance-based criteria.

•   Restricted shares granted in 2015 based on our Three-Year rTSR for the period ended December 31, 2017 were forfeited.

Compensation Best Practices

We continued our use of well-reasoned compensation best practices including:

•   Clawbacks throughout our compensation plans

•   Use of an external, independent compensation consultant

•   Ongoing compensation risk assessment

•   Stock ownership requirements for both executives and members of the Board of Directors

•  CEO requirement is 3x annual salary, other NEOs range from 1x – 1.5x salary

•  Directors requirement is shares with value equivalent to $150,000

•   A “double trigger” provision for accelerated vesting of grants in the event of a change in control

•   Prohibitions on derivatives, pledging and hedging and

•   The continued avoidance of problematic pay practices such as gross-ups and dividends on unvested restricted shares and RSUs.

THE MD&C COMMITTEE

The MD&C Committee is a standing committee that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable Nasdaq rules. While we rely on input from the CEO and executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for our NEOs.

The MD&C Committee is authorized to perform the following duties relating to executive compensation:

•	Review and approve the performance goals and objectives for our CEO and evaluate performance in light of these goals and objectives

•	Review and approve the compensation of our other NEOs and certain senior executives who report directly to our CEO

•	Administer and have discretionary authority over the issuance of equity awards under our equity compensation plans, including the discretion to modify plan payouts as appropriate to ensure plan objectives are met

•	Approve our executive and senior management compensation programs, which include our annual cash incentive plan and our long-term equity-based incentive plan, and approve the corporate performance objectives in these plans each year

•	Review and monitor development and succession plans for our executive officers

•	Approve change of control, severance and termination arrangements for our executive officers

•	Approve the peer groups to be used in competitive compensation analysis

•	Evaluate the competitive market data for our executives and senior management reporting directly to our CEO using the approved peer groups

•	Evaluate comparative compensation levels for directors, including our Chairman of the Board, using the approved peer groups and make recommendations for director compensation to the full Board for approval

•	Evaluate the risks associated with our compensation philosophy and all compensation programs, including those of our named executive officers and

•	Appoint and determine the appropriate fees for independent compensation consultants, legal counsel, and other MD&C Committee advisors.

2017 MD&C Committee Actions

•	In the first quarter of 2017, the MD&C Committee approved incentive payments based on 2016 performance as well as reviewed and approved the 2017 performance goals for our NEOs.

•	Based on research and recommendations from the MD&C Committee’s independent compensation consultant, McLagan, and in response to shareholder feedback that encouraged a focus on metrics within management’s influence, the MD&C Committee reviewed the performance measures in the Annual Cash Incentive Plan and for 2017 replaced the relative performance measures ROAA and ROAE with two annual performance measures directly aligned with our long-term strategic plan and annual business plan: total loan growth and core deposit growth.

•	Based on research of market practices and recommendations from McLagan, the MD&C Committee revised the design of equity awards for our NEOs to use three-year service-based vesting for 50% of the award and to have the remaining 50% of the award vest based on the Company’s TSR.

•	After significant research and review, the MD&C Committee approved a form of an agreement with our NEOs and other executives to provide market competitive compensation and to assure continuity and availability of these executives in the event of a change-in-control of the Company.

•	The MD&C Committee’s independent compensation consultant, McLagan, conducted a market analysis of our Regional Peer Group in September 2017. This analysis assisted in the setting of merit-based and market-based adjustments in base salary effective January 1, 2018.

•	In late 2017, McLagan conducted a review of our 2017 Regional Peer Group described below which resulted in a revised peer group effective January 1, 2018.

•	The MD&C Committee actively developed and implemented plans for management succession to ensure the placement of highly qualified executives in key management positions both now and in the future.

•	The MD&C Committee, along with our Chief Risk and Enterprise Administration Officer, reviewed the design, participation and overall payments under all of our compensation plans to assess any associated risk. Based on their review and our Chief Risk and Enterprise Administration Officer’s attestation of the in-depth review performed, the Committee agreed that that these plans do not encourage participants to take unnecessary and excessive risks that threaten the value of the Company and that any appropriate risk mitigation was in place.

•	Based on market research provided by McLagan, the MD&C Committee reviewed the compensation plan for non-employee members of the Boards of Directors and made no changes to the plan for 2018.

•	The MD&C Committee reviewed the results of our efforts on diversity and affirmative action noting our progress and efforts in place to maintain a workforce representative of the communities we serve.

Management Succession Planning

The MD&C Committee was actively involved in the ongoing review of our succession plan and supported management in actions taken during the year to support the plan. The plan and resulting actions reflects our strong commitment to recruiting and retaining highly qualified executives and our support for employee development and internal succession opportunities. The plan provides organization alternatives in the event of both planned and unplanned succession needs. The MD&C Committee believes that we are prepared for succession events and will continue to review succession preparation.

The MD&C Committee Independent Compensation Consultant

The MD&C Committee retains McLagan, an Aon Company, as its independent compensation consultant. McLagan reports directly to the Chair of the MD&C Committee. McLagan has no personal or business relationship with any member of the MD&C Committee. McLagan is retained solely by the MD&C Committee and provides no other services to us that are not specifically authorized by the MD&C Committee.

Aon Corporation is the parent of McLagan as well as Aon Risk Services and Radford. At the request of management, Aon Risk Services provided employee benefits brokerage services to us in 2017. Radford provides equity valuation and data hosting services for our equity plans.

The MD&C Committee assessed the independence of McLagan in light of SEC rules regarding compensation advisor independence. As part of this assessment, the MD&C Committee reviewed McLagan’s responses to questions addressing factors related to its independence and concluded that the services provided by McLagan to the MD&C Committee do not raise any conflict of interest issues.

The MD&C Committee retains McLagan to:

•	Obtain information on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market; and

•	Provide the MD&C Committee with a report on compensation trends among our peers and the broader market.

While McLagan provides reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2017, the MD&C Committee requested McLagan provide the following assistance:

•	Review and update our peer groups based on parameters determined by the MD&C Committee

•	Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation

•	Assist in the review and design of annual and long-term equity-based incentive plans

•	Analyze and present competitive market data of compensation for non-employee members of our Board of Directors and

•	Analyze and present market practices on the availability and design of compensation practices and agreements related to a change in control.

The Role of Executive Officers with the MD&C Committee

The MD&C Committee reviews and discusses with the CEO his evaluation of the job performance and leadership of the other NEOs as well as his recommendations for compensation for the other NEOs. The MD&C Committee evaluates the performance of the CEO with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each of our other NEOs.

The MD&C Committee has delegated authority to our CEO to approve the adoption, amendment or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2017, our CEO, our Director of Human Resources and Enterprise Planning, our Chief Corporate Development Executive and General Counsel, and our Chief Financial Officer regularly attended MD&C Committee meetings and assisted with the collection and presentation of required materials. Non-members of the Committee are excused as needed during the meeting. The MD&C Committee Chair also has access to independent legal counsel as needed.

Shareholder Input and Outreach

At our 2017 Annual Meeting of Shareholders, over 85% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation.

During 2017, the MD&C Committee has taken a number of proactive steps to fully understand any feedback from our shareholders on our executive compensation programs and practices. We continued to engage in a dialogue with individual and institutional shareholders to solicit their input on a range of topics including executive compensation through meetings at investor conferences, non-deal road shows, meetings at their offices, meetings at our offices and by telephone. For our 2017 Annual Meeting, both Institutional Shareholder Services and Glass Lewis & Co. recommended “FOR” our Say on Pay proposal.

Management also offered engagement with most of our largest institutional holders and with key individual shareholders of our common stock, in total representing nearly a majority of the outstanding shares. Participation by the Chairman of the Board of Directors was offered as well. Just over 20% of shareholders requested either an in-person or by phone meeting and no shareholders requested participation by the Chairman. Feedback from those interactions was shared with the MD&C Committee. We continue to seek and welcome feedback from shareholders for consideration by the MD&C Committee.

Over the past several years, shareholders have provided limited specific feedback on our plans, sharing instead their perspectives on executive compensation in general and their overall support for our compensation programs. Shareholder input has included:

•	Active Board of Directors participation in compensation decisions is critical.

•	Compensation for executives should be largely variable based on our performance.

•	Compensation goals should include a balance of goals tied to the achievement of our annual business plan and progress toward our long-term strategic plan.

•	Incentives plans should be strongly weighted on operational metrics where executives have a direct and measurable impact.

•	Compensation plans should include a selection of performance goals that include goals based on both individual executive performance and our overall performance.

•	Compensation plans should be structured to encourage executives to continually align with the interests of shareholders.

When reviewing this input, the MD&C Committee found strong alignment between the shareholder input and the MD&C Committee’s past decisions and ongoing work. Reference to alignment with shareholder input is included in the description of compensation plans and related decisions throughout the CD&A.

The MD&C Committee Assessment of Compensation Risk

With information provided by management, particularly the evaluation and certification of the Chief Risk and Enterprise Administration Officer, the MD&C Committee has reviewed the design and operation of our incentive compensation arrangements for all employees, including our NEOs, for the purpose of determining whether such programs might encourage inappropriate risk-taking by participants that would be reasonably likely to have a material adverse effect on us.

With oversight by the MD&C Committee, we have designed our compensation program to avoid excessive risk-taking and related financial consequences. To this end, we:

•	Use both short and long-term compensation and performance measures to balance the time horizon of decision-making;

•	Use a variety of performance measures that ensure a balanced focus on performance;

•	Define maximum potential award levels for performance-based awards;

•	Have a recoupment (“clawback”) policy in place in the event financial results are negatively adjusted after a plan payment is made; and

•	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

The MD&C Committee concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

HOW COMPENSATION DECISIONS ARE MADE

We Follow a Consistent Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation and compensation practices of our peers. Our compensation philosophy describes the framework for our decision-making and, we believe, includes the compensation features included in the shareholder input described above. Every year the MD&C Committee reviews our executive compensation philosophy and practices to assure that they remain effective, competitive and reflective of the interests of shareholders.

To achieve our executive compensation philosophy, we intend our program to:

•	Drive performance relative to our clearly-defined goals, balancing short-term operational objectives with long-term strategic goals;

•	Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk, contingent on our performance and the executive’s continued employment;

•	Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the NEO’s individual performance;

•	Align our executives’ compensation with stock price performance over time;

•	Attract and retain highly-qualified executives needed to achieve our financial goals, and maintain a stable executive management group;

•	Limit financial risk under compensation plans through risk-balanced plan design and by using clawback provisions; and

•	Use data and independent expertise to fully understand the compensation market and compensation practices.

We Compare our Compensation and Performance to Peers

To attract, retain and motivate qualified executives, we periodically complete a market analysis of the total compensation package we offer our NEOs against a peer group of comparable institutions in our industry whose executives manage similarly-sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges. We use survey and peer group information as a point of reference, but we do not benchmark or target our compensation levels against this competitive information.

The peer group includes publicly-traded financial institutions that generally adhere to the following criteria applicable during their selection in 2015:

•	Headquarters in the Northeastern, Midwestern and Middle Atlantic U.S., excluding major metropolitan areas; and

•	Asset size from $1.5 billion to $6.0 billion; return on average assets greater than 0.5%; non-performing assets/total assets less than 2%; and with a similar business model including the exclusion of banks with thrift charters.

Some exceptions to the general selection criteria were made to include banks that are direct competitors in our market areas. Members of our peer group that have been acquired or merged since 2015 have been removed from the group.

The following Regional Peer Group established in 2015 was utilized by the MD&C Committee for 2017 NEO compensation decisions.

1st Source Corporation	First Mid-Illinois Bancshares, Inc.
Arrow Financial Corporation	Horizon Bancorp
Berkshire Hills Bancorp, Inc.	Lakeland Bancorp, Inc.
Brookline Bancorp, Inc.	MainSource Financial Group, Inc.
Camden National Corporation	Merchants Bancshares, Inc.
Chemung Financial Corporation	Meridian Bancorp, Inc.
City Holding Company	MidWestOne Financial Group, Inc.
CNB Financial Corporation	NBT Bancorp Inc.
Enterprise Bancorp, Inc.	Peoples Bancorp Inc.
First Busey Corporation	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Community Bancshares, Inc.	TowneBank
First Financial Corporation	Washington Trust Bancorp, Inc.
First Merchants Corporation

At the time we confirmed our 2017 Regional Peer Group, our assets ($3.86 billion) were just below the peer group median of $4.12 billion.

For 2017, the MD&C Committee also used a peer group to measure rTSR performance over time under our Long-Term Equity-Based Incentive Plan awards. We determined that a broader market index is an appropriate measure of this performance metric and selected the SNL Small Cap U.S. Bank & Thrift Index as the peer group for this purpose. The Index Peer Group includes all publicly-traded (NYSE, NYSE American, Nasdaq, OTC) Banks and Thrifts in S&P Market Intelligence’s coverage universe with $250M to $1B total common market capitalization. The number of banks is set at the time of the grant and decreases as banks are eliminated from the index. The index used for the 2017 grant includes 121 banks and other financial institutions.

In late 2017, McLagan reviewed the criteria for our Regional Peer Group. This review led us to update the selection criteria to include publicly-traded financial institutions that generally adhere to the following criteria:

•	Headquarters in the Northeastern, Midwestern and Middle Atlantic U.S., excluding major metropolitan areas and

•	Asset size from $2.0 billion to $8.0 billion; return on average assets greater than 0.5%; non-performing assets/total assets less than 1.5%; and with a similar business model and loan composition including the exclusion of banks with thrift charters.

Some exceptions to the general selection criteria were made to include banks that are direct competitors in our market areas.

The following Regional Peer Group was chosen as of January 1, 2018 for use by the MD&C Committee for future NEO compensation decisions.

1st Source Corporation	German American Bancorp Inc.
Arrow Financial Corporation	Great Southern Bancorp Inc.
Bar Harbor Bankshares	Horizon Bancorp
Brookline Bancorp, Inc.	Lakeland Bancorp, Inc.
Camden National Corporation	Midland States Bancorp Inc.
Chemung Financial Corporation	MidWestOne Financial Group, Inc.
City Holding Company	Nicolet Bankshares Inc.
CNB Financial Corporation	Peoples Bancorp Inc.
First Busey Corporation	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Community Bancshares, Inc.	United Community Financial Corp.
First Financial Corporation	Washington Trust Bancorp, Inc.
First Mid-Illinois Bancshares, Inc.

At the time we confirmed our 2018 Regional Peer Group, our assets ($4.01 billion) were just below the peer group median of $4.04 billion.

We Consider Individual Performance

The MD&C Committee believes that the individual performance of our NEOs is relevant in all compensation decisions. We formally consider individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the annual cash incentive plan and as a gateway requirement in our long-term equity-based incentive plan.

We measure individual performance for our NEOs, using an annual goal-setting process that aligns individual goals with our annual business plan, our strategic plan and other key strategic initiatives. Individual performance is assessed after completion of the year.

2017 Individual Performance Summary

Mr. Birmingham’s performance was evaluated by the MD&C Committee with input from members of the Board of Directors. Highlights of Mr. Birmingham’s 2017 performance included (i) the successful achievement of key financial targets, (ii) the acquisition of the assets of Robshaw & Julian Associates (an investment advisory firm), (iii) the successful completion of an at-the-market offering of common stock, (iv) productive shareholder engagement, (v) the successful execution of our strategic planning initiatives focused on enhancing shareholder value, (vi) the successful growth of commercial and residential mortgage lending, (vii) the continued development of a highly-qualified executive team, and (viii) the ongoing focus on increasing long-term shareholder value through profitable strategic growth and in-depth market knowledge.

Mr. Birmingham evaluated the job performance of the remaining NEOs and reported his evaluation to the MD&C Committee for their approval. In weighing its approval, the MD&C Committee considered the role of each NEO in achieving the successful operating results for 2017 including strong earnings, core deposit growth, growth in commercial real estate and commercial and industrial lending, growth in residential mortgage lending, retail expansion and continued strong credit metrics. The MD&C Committee also considered the participation of executives in the at-the-market offering of common stock and related shareholder engagement. In particular, Mr. Birmingham and the MD&C Committee took into account the following:

Mr. Kreienberg led the Company’s wealth management expansion effort, focused on the development of our SDN insurance subsidiary, oversaw the growth in our commercial lending activities, and managed the Company’s response to a number of key legal activities.

Mr. Klotzbach oversaw the management of our finances, capital planning and the ongoing oversight of expense management.

Mr. Burneal oversaw the continued implementation of our Enterprise Risk Management strategy, was responsible for the successful move of our regional administrative headquarters and managed the Company’s regulatory and compliance activities.

Mr. Dugan oversaw the ongoing transformation of our branch system from a transactional to a consultative model, managed the opening of two new branches and managed the efforts to develop and implement a strategic re-branding effort unveiled in early 2018.

2017 COMPENSATION DECISIONS

Base salary

The MD&C Committee reviews the base salaries of our NEOs annually and whenever an NEO changes position.

In considering base salary adjustments for 2017, the MD&C Committee reviewed base salary market data and individual performance of our NEOs. The MD&C Committee also considered that in 2016 management recommended and the MD&C Committee had agreed to reduce the CEO’s base salary by 3% and maintain other NEO base salaries at their 2015 rate throughout 2016 in an effort to control expenses. The MD&C Committee reviewed market data to understand the relationship of the salaries of our NEOs to those of similarly-positioned executives in the market, as described in our compensation philosophy.

Effective January 1, 2017, the MD&C Committee adjusted Mr. Birmingham’s base salary from $500,000 to $530,000, Mr. Klotzbach’s base salary from $280,000 to $300,000 and Mr. Dugan’s base salary from $220,000 to $225,500.

In July 2016, Mr. Kreienberg was named EVP, Chief Administrative Officer, General Counsel and Chief Risk Officer and in November 2016 he was named EVP, Chief Corporate Development Executive and General Counsel. Mr. Kreienberg did not receive promotional base salary increases at the time of either promotion, in spite of the fact that both of these positions were expansions of his prior role of Chief Risk Officer and General Counsel. Accordingly, Mr. Kreienberg’s base salary was adjusted from $260,000 to $315,000 effective January 1, 2017, as a reflection of his broader scope of responsibility in his new role.

Mr. Burneal was promoted to the position of Senior Vice President, Chief Risk and Enterprise Administration Officer, in October 2016. Based on a market review by the MD&C Committee’s compensation consultant and discussion by the MD&C Committee, Mr. Burneal’s base salary was adjusted to $220,000 on October 31, 2016. Accordingly, he did not receive a base salary change effective January 1, 2017.

Annual Cash Incentive Plan

Our annual cash incentive plan is a performance-based cash plan designed to reward eligible employees, including our NEOs, for the achievement of our specific Company financial goals and successful individual performance. The primary objective of the plan is to provide our NEOs with a direct link between their compensation and their attainment of pre-established annual performance goals. We believe that the performance required for rewards under the plan will contribute to the company attaining and surpassing its long-term strategic goals.

Incentive Opportunity

Name	Award as a Percent of Salary (Interpolated between performance levels)
	Threshold	Target	Maximum
Martin K. Birmingham	12.5%	50%	75%
William L. Kreienberg	10%	40%	60%
Kevin B. Klotzbach	10%	40%	60%
Michael D. Burneal	7.5%	30%	45%
Joseph L. Dugan	7.5%	30%	45%

We set target incentive opportunities based on a percentage of base salary that reflect a market-level target compensation opportunity for each NEO. The threshold and maximum percentages reflect both the MD&C Committee’s review of market practices and the MD&C Committee’s judgment of the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflect each NEO’s relative influence on achieving performance goals based on his position.

Gateway Performance Criteria

Our annual cash incentive plan requires that the following two gateway prerequisite performance criteria be achieved in order for executives to receive an award under the plan:

•	We must receive a CAMELS rating that equals or exceeds the target CAMELS rating determined by the MD&C Committee at the beginning of the year. The CAMELS rating, which is assigned by the Uniform Financial Institutions Rating System, is based on performance in six areas: the adequacy of capital, the quality of assets, the capability of management, the quality and level of earnings, the adequacy of liquidity, and sensitivity to market risk. We are prohibited by applicable banking regulations from publicly disclosing our CAMELS rating.

•	Executives must be employed at the time of payment and must receive a minimum performance evaluation rating of satisfactory or better to be eligible for any payout.

The MD&C Committee determined these criteria were met for 2017 for each of our NEOs.

Company Performance Goals and Results

The MD&C Committee utilized four performance goals in the Annual Cash Incentive Plan for 2017: Earnings per Share (“EPS”), Total Loan Growth, Core Deposit Growth, and Net Charge-Offs (“NCO”).

We weighted these performance measures as follows for purposes of calculating our annual cash incentive plan awards:

We set the goals for each performance measure based on our performance expectations in the long-term strategic plan and the 2017 operating plan that our Board of Directors approved in early 2017. We established the threshold and maximum level for each performance measure after analyzing the performance required and the potential shareholder value created at each award level. The chart below shows our 2017 performance goals and results.

Performance Measure	2017 Performance Goals			2017 Actual Results
	Threshold	Target	Maximum
EPS	$2.05	$2.12	$2.23	$2.13
NCO	0.43%	0.33%	0.23%	0.38%
Total Loan Growth	9%	12%	14%	17%
Core Deposit Growth	3%	6%	9%	9%

Individual Performance

We measure individual job performance for our NEOs through an annual goal-setting process that aligns individual goals with our annual strategic plan and our long-term strategic plan. We assess job performance against these goals after the completion of the year. The overall funding of the Annual Cash Incentive Plan is determined based on our performance on the quantitative performance measures described above. A portion of the total incentive for each NEO can then be increased or decreased based on that NEO’s individual performance against quantitative and qualitative goals established and approved by the MD&C Committee at the start of the year. Twenty-five percent of the total award for Mr. Birmingham, Mr. Klotzbach and Mr. Burneal can be modified based on their individual performance, with the remainder of the award based solely on corporate performance. Forty percent of the award for Mr. Kreienberg and 50% of the award for Mr. Dugan can be modified based on their individual performance. For a description of our assessment of our NEOs’ individual performance for 2017, see “How Compensation Decisions Are Made” above.

Awards for 2017 Performance

Based on Company performance goal achievement above target for EPS, achievement between threshold and target for the Net Charge-Offs and achievement above maximum for Total Loan Growth and Core Deposit Growth, we determined that our NEOs met their combined corporate performance goals somewhat above target. Based solely on our financial performance results at somewhat above target, our NEOs were entitled to awards as follows, subject to adjustment for individual performance: Mr. Birmingham - $302,948; Mr. Kreienberg - $144,050; Mr. Klotzbach - $137,190; Mr. Burneal - $75,460; and Mr. Dugan - $77,347.

A portion of the incentive earned for financial results can be adjusted, either positively or negatively, based on individual performance. Based on the 2017 individual performance described above on page 38, the Committee positively adjusted the individual award portion that was at risk by 25% for Messrs. Birmingham and Kreienberg and 15% for Messrs. Klotzbach, Burneal and Dugan.

Name	2017 Earned Award	Incentive as a Percent of Year End 2017 Base Salary
Martin K. Birmingham	$321,882	61%
William L. Kreienberg	$158,455	50%
Kevin B. Klotzbach	$142,335	47%
Michael D. Burneal	$78,290	36%
Joseph L. Dugan	$83,148	37%

Long-Term Equity-Based Incentive Plan

In 2017, the MD&C Committee determined it was appropriate to slightly revise our approach to our Long-Term Equity Incentive Plan Awards from our historical practice. In previous years, 100% of our equity awards to our NEOs were contingent on performance, with 30% of the target award contingent on achievement of one-year earnings goals and the remaining 70% of the target award contingent on our three-year rTSR against a banking market index. After receiving input from our institutional shareholders and our independent compensation consultant, the MD&C Committee determined to eliminate the short-term earnings component, reduce the rTSR-contingent component to 50% of the target award, and use time and service-based vesting for the remaining 50% of the target award.

In making this modification, the MD&C Committee considered the preferences expressed by shareholders that the performance metrics under the long-term plan be distinct from those in the short-term incentive plan. In addition, shareholders emphasized the appropriateness of ongoing alignment between management and shareholders through some level of equity compensation even in years in which our performance does not meet our expectations. In addition, the Committee reviewed information on equity plan practices amongst our peers that highlighted the common use of time-vesting in the banking industry. Based on that external information in addition to its own perspectives on how best to retain, motivate and align executives with shareholders, the MD&C Committee implemented the use of time-vesting awards in addition to performance-vesting awards based on rTSR.

Restricted stock units (RSUs) were granted to each of our NEOs in 2017 under our 2015 Long-Term Incentive Plan. The use of rTSR for a portion of the awards is intended to focus our NEOs on long-term shareholder return, while the three-year service-based vesting requirement for both the time and performance-based awards encourages retention of our NEOs. No stock options were granted in 2017. We annually review and approve our long-term equity plan design.

More information on the status of existing equity grants is included in the Outstanding Equity Awards at December 31, 2017 table on page 50.

Structure of Awards

•	The awards are granted in the form of RSUs that are both time and performance-based. An RSU is a grant valued in terms of company stock, but company stock is not issued at the time of the grant. As a result, there are no dividends paid on the RSUs and the RSUs do not have the voting rights of stockholders. Upon vesting, the RSUs are settled in shares of Financial Institutions, Inc. common stock.

•	All RSUs are subject to the gateway performance requirements as described below.

•	50% of the RSUs granted are earned based on a three-year rTSR measure, on a percentile basis, as compared to the SNL Small Cap U.S. Bank and Thrift index. The RSUs earned based on rTSR performance, if any, will vest on the third anniversary of the grant date assuming the recipient’s continuous service to the Company. The performance levels required for vesting are reflected in the chart below.

Performance Measures & Measurement Period	2017 Performance Goals			2017 Actual Results
	Threshold	Target	Maximum(1)
3-Year Relative TSR(2) (01/01/2017 – 12/31/2019)	40th Percentile	50th Percentile	80th Percentile	N/A (Determined as of 12/31/2019)

(1)	RSU awards are granted at the target level and results are interpolated for performance between Threshold and Maximum.
(2)	If our absolute TSR is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

•	The remaining 50% of the grant vests subject to the attainment of the required gateway performance and continuous employment through the third anniversary of the grant date.

•	For NEOs, the grant date value of the award is based on a percentage of base salary as shown below.

The structure of the 2017 awards follows:

Name	2017 Grant Date Value of RSUs as a % of Base Salary
	Time-Based RSUs	Performance-Based RSUs(1)
		Threshold	Target	Maximum
Martin K. Birmingham	25%	12.5%	25%	37.5%
William L. Kreienberg	20%	10%	20%	30%
Kevin B. Klotzbach	17.5%	8.75%	17.5%	26.25%
Messrs. Burneal and Dugan	12.5%	6.25%	12.5%	18.75%

The RSUs granted on February 22, 2017 were as follows:

Name	Time-Based RSUs subject to gateway performance and continued satisfactory employment for 3-years from the date of grant	Performance-Based RSUs(1) Subject to 3-Year Relative TSR Performance
		Threshold	Target	Maximum
Martin K. Birmingham	3,802	951	3,802	5,703
William L. Kreienberg	1,808	452	1,808	2,712
Kevin B. Klotzbach	1,506	377	1.506	2,260
Michael D. Burneal	789	197	789	1,184
Joseph L. Dugan	807	202	807	1,211

(1)	The performance for the performance-based RSUs will be determined after the end of the performance period on 12/31/2019. Performance-based RSU awards are granted at the target level and results are interpolated for performance between Threshold and Maximum. If our absolute TSR is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

ADDITIONAL ELEMENTS OF COMPENSATION

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan, which we refer to as the 401(k) Plan, which is available to all eligible employees including NEOs. Participants may elect up to 25% of their account balance to be invested in our common stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. All NEOs participate in the 401(k) Plan.

Pension Plan

We maintain a defined benefit pension plan, which we refer to as the DB Plan, in which all of the NEOs participate. The DB Plan has two Tiers of participation. Tier One, which includes Messrs. Birmingham, Klotzbach, and Burneal, provides for an age and service-based traditional pension benefit. Tier Two, which includes Messrs. Kreienberg and Dugan, provides a cash balance type benefit that is valued based on a hypothetical account balance based on pay and interest credits. Information regarding the pension benefits of our NEOs can be found in the Pension Benefits Table.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical (including a high deductible health plan), dental, vision coverage, disability and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with perquisites that the MD&C Committee believes are reasonable and consistent with our overall compensation program, and allow our NEOs to more effectively discharge their responsibilities to the Company. All NEOs were provided with Company-owned automobiles in 2017. We have over 50 retail and commercial banking offices located in a 10,000-square mile footprint throughout Western and Central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them with the use of a Company-owned vehicle. We also reimburse Messrs. Birmingham, Kreienberg, Klotzbach and Dugan for membership costs for various clubs and organizations. The MD&C Committee believes such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each of our NEOs for personal use of a Company-owned vehicle and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

Agreements with Named Executive Officers

Executive Agreements:

From January through May 2017, executive agreements were in place for Messrs. Birmingham and Klotzbach that provided for change-in-control severance benefits, protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

On May 3, 2017, we entered into executive agreements with Messrs. Burneal, Dugan and Kreienberg, and entered into amended and restated executive agreements with Messrs. Birmingham and Klotzbach (collectively, the “Agreements”).

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competition. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

The Agreements provide for certain compensation and benefits in the event of certain events during a protection period of six months before to 24 months (the “Protection Period”) following a change in control, as defined in the Agreements. The Agreements also contain provisions for the protection of the Company’s confidential and proprietary information, as well as non-competition and non-solicitation restrictions. Each of the Agreements is effective for an initial term of three years and automatically extend for additional terms of one year, unless, at least 90 days prior to the expiration of the initial term or an additional term, the Company gives written notice to the executive that we do not intend to extend such term.

In the event of an executive’s termination for a reason other than for cause, as defined in the Agreements, or if an executive terminates voluntarily under one or more of the specified circumstances that constitute a good reason, as defined in the Agreements, within the Protection Period, then the executive will receive an amount equal to the following: for Messrs. Kreienberg, Klotzbach, Burneal and Dugan, 2.00x; and for Mr. Birmingham 2.99x, the sum of his base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s annual cash incentive compensation for the three most recent calendar years ending before the date on which the change in control occurred. Such amount will be paid in a lump sum, less applicable deductions and withholdings, within 10 days of the executive’s termination date. The Company will also continue to pay for health and dental coverage, as follows: for up to 24 months for Messrs. Kreienberg, Klotzbach, Burneal and Dugan and up to 36 months for Mr. Birmingham, for the executive and his covered dependents.

In addition, all restricted stock awards, restricted stock units, stock options and other rights that the executive may hold to purchase or otherwise acquire common stock of the Company will immediately fully vest, and in the case of restricted stock awards and restricted stock units subject to performance vesting, such restricted stock awards and restricted stock units will vest at the greater of target performance or actual performance through the executive’s termination date. Restricted stock units will be paid as soon practicable following the executive’s termination date.

The non-competition and non-solicitation provisions of the Agreements are effective for a period of six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the Agreement or another arrangement with the Company. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with the Company, the non-competition and non-solicitation provisions of the Agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from the Company; or (ii) a period of six months following the executive’s termination of employment. In the event of termination that entitles the executive to compensation or benefits under his Agreement, the non-competition and non-solicitation provisions of the Agreements are effective 18 months for Messrs. Kreienberg, Klotzbach, Burneal and Dugan, and 24 months for Mr. Birmingham, following the executive’s termination of employment.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments are deductible by us.

Further information regarding the benefits under the Agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section on page 53.

PAY RATIO DISCLOSURE

This year, new rules enacted by the SEC require us to disclose the ratio of the annual total compensation of our CEO, Martin K. Birmingham, to the annual total compensation of our median employee excluding Mr. Birmingham. For 2017, Mr. Birmingham’s annual total compensation as reported on page 48 in the Summary Compensation Table was $1,192,166. The annual total compensation for our median employee was $51,710, which included base salary, cash incentive awards and pension contribution made on that employee’s behalf. Based upon this information, the ratio of the annual total compensation of Mr. Birmingham to the median employee was 23 to 1.

In identifying our median associate, we examined our employee population of 650 employees excluding Mr. Birmingham as of December 31, 2017. Our median employee was determined by reviewing annualized base salary and other compensation amounts on payroll and benefit records for our employee population, along with utilizing compensation as reported to the IRS on Form W-2.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

OTHER COMPENSATION CONSIDERATIONS

Stock Ownership Requirements

To demonstrate the strong commitment of our Board and our NEOs to our performance and to further promote our commitment to sound corporate governance, the MD&C Committee has approved executive officer and director stock ownership guidelines as follows:

Position	Required Ownership
CEO	3x Annual Base Salary
CFO and Treasurer / Chief Corporate Development Executive and General Counsel	1.5x Annual Base Salary
Other NEOs	1x Annual Base Salary
Non-employee Directors	Shares with a value at least equal to $150,000

Shares that count toward satisfaction of the stock ownership requirements include: shares owned outright by such person or his or her immediate family members residing in the same household, 401(k) funds invested in shares of our stock, shares acquired upon stock option exercises, shares held in trust for the benefit of such person and earned performance-based shares.

All covered executive officers and directors are required to achieve their stock ownership requirement within five years from their election as director or, in the case of an executive, from the most recent annual measurement period. Those subject to the requirements must retain at least 75% of shares issued to them by the Company until the holding requirement is met. Once achieved, ownership of the required amount must be maintained for as long as the individual holds an executive officer position or serves as a director. For 2017, all members of our Board of Directors have met their stock ownership requirement except Ms. VanGelder who joined the Board in June 2016, Mr. Boswell who joined the Board in June 2017, and Ms. Burlew who joined the Board in November 2017. For 2017, Messrs. Birmingham, Kreienberg and Klotzbach met their respective stock ownership requirement. Messrs. Burneal and Dugan first became subject to the stock ownership requirement in February 2017 and are committed to meeting the requirement within the required timeframe.

Clawback Provision

All of our executive incentive compensation plan documents and award agreements incorporate a clawback provision which states that if the MD&C Committee determines that a covered individual received a payment, bonus, retention award, or incentive compensation award that was determined using materially inaccurate criteria, then the amount that was paid as a result of the materially inaccurate criteria shall be repaid to us by the employee. To date, no clawback action has been required.

Policy Regarding Derivatives, Pledging and Hedging

Our Board of Directors has adopted a policy that prohibits all executive officers, including our NEOs, and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock, or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance its objective of ensuring an effective compensation package for our NEOs with the benefit from deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers. Prior to January 1, 2018, this deduction limit applied to the compensation paid to the CEO and the three most highly compensated executive officers (other than the CEO and CFO) who were employed on the last day of the year. This $1 million deduction limit did not apply to compensation that met the Section 162(m) requirements for “qualifying performance-based compensation.” Our 2009 Management Stock Incentive Plan and the Financial Institutions, Inc. 2015 Long-Term Incentive Plan are structured to allow us, but not require us, to pay compensation exempt from Section 162(m) of the Internal Revenue Code.

The MD&C Committee believes that shareholders’ interests are best served if our discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Accordingly, the MD&C Committee may grant awards and enter into agreements under which the related compensation is not fully deductible under Section 162(m) of the Internal Revenue Code if the MD&C Committee determines such arrangements are in the best interests of our shareholders.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, was signed into law. The Act eliminates the “qualified performance-based compensation” exception under Section 162(m) of the Internal Revenue Code for taxable years beginning on or after January 1, 2018, but provides transition relief for compensation paid under binding written contracts that were in effect as of November 2, 2017, so long as the contract is not materially modified after such date. As a result, compensation paid to our covered executive officers in excess of $1 million will not be deductible by us unless it qualifies for the transition relief. The Tax Cuts and Jobs Act also expands the executive officers subject to the Section 162(m) $1 million deduction limit, which now include anyone who has ever been our CEO, CFO or one of the three highest paid named executive officers (other than the CEO and CFO) in any fiscal year beginning on or after January 1, 2017. Due to the lack of regulatory and other guidance pertaining to the future interpretation of Section 162(m) of the Internal Revenue Code and the transition relief, no assurance can be given that compensation intended to qualify for the performance-based exception in fact will so qualify.

We make no representation that the compensation of our NEOs will be fully deductible for federal income tax purposes, and we continue to reserve the right to award compensation that is not fully deductible under Section 162(m) of the Internal Revenue Code and to administer our compensation arrangements in a manner that does not satisfy the requirements of Section 162(m) of the Internal Revenue Code as we determine to be appropriate.

Under Financial Accounting Standards Board Accounting Standards Codification Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options, restricted shares and RSUs.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Andrew W. Dorn, Jr., Chairman

Samuel M. Gullo

Erland E. Kailbourne

James H. Wyckoff

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table contains information concerning the compensation earned by our NEOs in each of the fiscal years ended December 31, 2017, 2016 and 2015 for which each officer was an NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value ($)(2)	All Other Compensation ($)(3)	Total ($)
Martin K. Birmingham	2017	530,000	248,233	321,882	81,576	10,475	1,192,166
President and Chief Executive Officer	2016 2015	502,692 514,000	233,923 200,921	246,995 209,417	49,397 13,916	9,543 22,638	1,042,550 960,892
William L. Kreienberg	2017	315,000	118,044	158,455	14,756	7,408	613,663
EVP, Chief Corporate Development	2016	260,000	71,013	98,336	13,250	9,794	452,393
Executive and General Counsel	2015	260,000	76,386	88,775	—	20,627	445,788
Kevin B. Klotzbach	2017	300,000	98,327	142,335	101,612	21,121	663,395
EVP, Chief Financial Officer and	2016	280,000	76,488	105,900	65,046	16,546	543,980
Treasurer	2015	280,000	66,337	87,992	30,625	28,669	493,623
Michael D. Burneal	2017	220,000	51,514	78,290	114,321	5,516	469,641
SVP, Chief Risk and Enterprise	2016	177,192	30,179	69,720	71,987	1,290	350,368
Administration Officer
Joseph L. Dugan	2017	225,500	52,689	83,148	14,152	15,963	391,452
SVP, Retail Growth and Profitability
Executive

(1)	The grant date fair value of all stock awards has been calculated in accordance with FASB ASC 718. In the case of restricted shares and RSUs subject to a service requirement only, the value is determined by multiplying the number of units granted by the closing price of our stock on the grant date reduced by the present value of the dividends expected to be paid on the underlying shares. For RSUs subject to both service and performance requirements awarded during 2017, amounts shown reflect the grant date fair value of such awards for the three-year performance periods beginning in 2017 based on the probable outcome of performance conditions related to these RSU awards at the grant date. The 2017 RSU awards include market-related (TSR) performance goals as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section of this proxy statement. Consistent with the applicable accounting standards, the grant date fair value of the market-related TSR component has been determined using a Monte Carlo simulation model, which is a risk analysis method that selects a random value from a range of estimates. The table below sets forth the grant date fair value for the RSU awards granted during 2017:

Executive Name	Market-related Component Grant Date Fair Value ($)*	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Martin K. Birmingham	125,732	125,732
William L. Kreienberg	59,791	59,791
Kevin B. Klotzbach	48,523	48,523
Michael D. Burneal	26,092	26,092
Joseph L. Dugan	26,687	26,687

*	Amounts shown represent the grant date fair value of RSU awards subject to the market-related TSR goal component of the RSU awards, for which expense recognition is not subject to probable or maximum outcome assumptions. The weighted-average grant date fair value of the market-related TSR goal component of the RSU awards awarded on February 22, 2017 was $33.07 per share, which was determined using a Monte Carlo simulation model. The significant assumptions used in this simulation model were a volatility rate of 21.9%, a risk-free interest rate of 1.45%, and a dividend yield rate of 2.41%.

(2)	The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits. Mr. Kreienberg was not eligible to participate in our defined benefit pension plan at December 31, 2015.
(3)	Amounts reported in this column for 2017 are itemized in the table below captioned “All Other Compensation.”

All Other Compensation

The following table sets forth details of “All Other Compensation”, as presented above in the Summary Compensation Table for 2017.

Executive Name	Use of Company Vehicle ($)	Club Memberships ($)	Other ($)(1)	Total ($)
Martin K. Birmingham	4,716	5,069	690	10,475
William L. Kreienberg	4,675	1,443	1,290	7,408
Kevin B. Klotzbach	8,976	10,165	1,980	21,121
Michael D. Burneal	4,226	—	1,290	5,516
Joseph L. Dugan	3,875	10,798	1,290	15,963

(1)	This column discloses the taxable portion of group term life insurance.

2017 Grants of Plan-Based Awards

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2017 to each of our NEOs.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant date fair value of stock awards(3) ($)
Executive Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K. Birmingham	02/22/17	66,250	265,000	397,500	950	3,802	5,703	3,802	248,233
William L. Kreienberg	02/22/17	31,500	126,000	189,000	452	1,808	2,712	1,808	118,044
Kevin B. Klotzbach	02/22/17	30,000	120,000	180,000	376	1,506	2,259	1,506	98,327
Michael D. Burneal	02/22/17	16,500	66,000	99,000	197	789	1,183	789	51,514
Joseph L. Dugan	02/22/17	16,875	67,500	101,250	201	807	1,360	807	52,689

(1)	This represents the annual cash incentive opportunity under our 2017 annual cash incentive plan at threshold, target or maximum performance. The amount actually paid for 2017 is set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Annual Cash Incentive Plan” for additional information about the performance conditions applicable to each payment.
(2)	These columns show the potential number of shares that our NEOs could earn under our 2017 long-term equity-based incentive plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long-Term Equity-Based Incentive Plan”.
(3)	See footnote 1 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.

For additional information regarding our annual cash incentive plan and our long-term equity-based incentive plan, please see the discussions under “Annual Cash Incentive Plan” and “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis.

Outstanding Equity Awards at December 31, 2017

	Stock awards
Executive Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)
Martin K. Birmingham	10,915	(1)	339,457	22,352	(7)	695,147
William L. Kreienberg	5,190	(2)	161,409	6,267	(7)	236,609
Kevin B. Klotzbach	3,840	(3)	119,424	7,608	(7)	194,904
Michael D. Burneal	2,144	(4)	66,678	1,652	(7)	51,377
Joseph L. Dugan	2,307	(5)	71,748	807	(7)	25,098

(1)	2,786 shares vested on February 25, 2018, 4,327 shares vest on February 24, 2019 and 3,802 shares vest on February 22, 2020.
(2)	1,500 shares vested on January 14, 2018, 569 shares vested on February 25, 2018, 1,313 shares vest on February 24, 2019 and 1,808 vest on February 22, 2020.
(3)	920 shares vested on February 25, 2018, 1,414 shares vest on February 24, 2019 and 1,506 shares vest on February 22, 2020.
(4)	800 shares vested on February 25, 2018, 555 shares vest on February 24, 2019 and 789 shares vest on February 22, 2020.
(5)	1,500 shares vest on September 14, 2019 and 807 shares vest on February 22, 2020.
(6)	Market values calculated using $31.10 per share, which was the closing market price of our common stock on December 31, 2017.
(7)	Represents the maximum number of restricted share awards subject to TSR performance measures granted on February 25, 2015, and target number of RSU awards subject to a TSR performance measure granted on February 24, 2016 and February 22, 2017. Of the restricted share and RSU awards reported for Messrs. Birmingham, Kreienberg, Klotzbach, Burneal and Dugan, 11,820, 2,416, 3,902, 0 and 0, respectively, were forfeited on January 24, 2018, as the TSR performance measure was not satisfied; 6,730, 2,043, 2,200, 863 and 0, respectively, will vest on February 24, 2019, subject to the TSR performance measure and recipient’s continued employment with the Company; and 3,802, 1,808, 1,506, 789 and 807, respectively, will vest on February 22, 2020, subject to the TSR performance measure and recipient’s continued employment with the Company.

Restricted Stock and RSUs Vested in 2017

The following table provides information about restricted stock and RSUs held by our NEOs that vested in 2017.

Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Martin K. Birmingham	2,862	98,310
William L. Kreienberg	—	—
Kevin B. Klotzbach	1,266	43,487
Michael D. Burneal	800	27,480
Joseph L. Dugan	—	—

(1)	Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

Pension Benefits

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The following Pension Benefits table provides information regarding the present value of the accumulated benefit and years of credited service for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”). The present value of accumulated benefits was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2017. None of our NEOs received pension payments during 2017.

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)
Martin K. Birmingham	New York Bankers Retirement Plan	11.8	363,333
William L. Kreienberg	New York Bankers Retirement Plan	2.0	28,006
Kevin B. Klotzbach	New York Bankers Retirement Plan	15.3	815,552
Michael D. Burneal	New York Bankers Retirement Plan	12.4	384,437
Joseph L. Dugan	New York Bankers Retirement Plan	1.0	14,152

(1)	The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 18 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

Benefits under the defined benefit pension plan are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages, and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Basic Benefit for employees whose Date of Participation is prior to January 1, 2016

For benefit service accrued prior to January 1, 2004:

•	1.75 % of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

For benefit service accrued on or after January 1, 2004 through December 31, 2015:

•	1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 through December 31, 2015, provided that such service shall not exceed the difference between (i) 35 and (ii) the participant’s years of benefit earned prior to January 1, 2004 (up to 35); plus

For benefit service accrued on or after January 1, 2016:

•	1.30 % of average highest five consecutive years’ compensation multiplied by credited service accrued on or after January 1, 2016; plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2016 in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service accrued prior to January 1, 2016 up to 35 years.

Basic Benefit for employees whose Date of Participation is January 1, 2016 or later

The actuarial equivalent of the participant’s Cash Balance Account, which is credited with service credits equal to 5% of compensation earned each credit period and interest credits of 4% per credit period.

The normal benefit form is payable as a single life pension with sixty payments guaranteed for employees whose Date of Participation is prior to January 1, 2016. For employees whose Date of Participation is January 1, 2016 or later, the normal benefit form is payable as a single life pension.    There are a number of optional forms of benefit available to participants, all of which are adjusted actuarially.

For employees whose Date of Participation is prior to January 1, 2016, early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a participant’s enrollment and vesting in the plan as of January 1, 2004. For employees whose Date of Participation is January 1, 2016 or later, a participant may receive their cash balance benefit at any age, provided that they have completed at least three years of vesting service. Messrs. Kreienberg, Klotzbach and Burneal are eligible for retirement.

Potential Payments Upon Termination of Employment or Change in Control

As discussed under “Agreements with Named Executive Officers,” on page 44, we have entered into executive agreements, which include change of control provisions, with Messrs. Kreienberg, Burneal and Dugan, and entered into amended and restated executive agreements with Messrs. Birmingham and Klotzbach (collectively, the “agreements”). The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 months, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.	any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Act”)), other than Financial Institutions, Inc (“FII”) or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of FII securities possessing twenty percent (20%) or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.	any consolidation, share exchange or merger in which the Company is not the continuing or surviving corporation or pursuant to which any shares of our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of the Company immediately before the transaction; or

ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

3.	“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of the Company as of the date of the agreements and any subsequently elected members who are nominated or approved by at least three quarters of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 12 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the Company both during and after the conclusion of the executive’s employment, and not solicit employees of the Company and not compete with the Company during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period
Martin K. Birmingham	2.99	36 months
William L. Kreienberg	2.00	24 months
Kevin B. Klotzbach	2.00	24 months
Michael D. Burneal	2.00	24 months
Joseph L. Dugan	2.00	24 months

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual cash incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options, restricted shares and RSUs; and (3) payment of the cost to continue medical and dental benefits over the continuation period.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The equity awards outstanding as of December 31, 2017 for each of the NEOs were issued under the 2009 Management Stock Incentive Plan or the Financial Institutions, Inc. 2015 Long-Term Incentive Plan. Under the 2009 Management Stock Incentive Plan and the Financial Institutions, Inc. 2015 Long-Term Incentive Plan, upon death, disability or retirement of a participant, the following will occur: (1) forfeiture of all equity awards that are subject solely to the passage of time; and (2) the vesting of a pro rata portion of all equity awards whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2017.

Executive Name	Benefit	Resignation ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(2)	Death, Disability or a Change in Control ($)
Martin K. Birmingham	Pay continuation	—	2,360,399	—
	Equity award vesting(1)	—	1,034,604	1,034,604
	Health benefits continuation	—	43,956	—

	Total	—	3,438,959	1,034,604

William L. Kreienberg	Pay continuation	—	860,378	—
	Equity award vesting(1)	—	356,313	356,313
	Health benefits continuation	—	29,304	—

	Total	—	1,245,995	356,313

Kevin B. Klotzbach	Pay continuation	—	824,152	—
	Equity award vesting(1)	—	356,033	356,033
	Health benefits continuation	—	1,920	—

	Total	—	1,182,105	356,033

Michael D. Burneal	Pay continuation	—	567,160	—
	Equity award vesting(1)	—	118,056	118,056
	Health benefits continuation	—	29,304	—

	Total	—	714,520	118,056

Joseph L. Dugan	Pay continuation	—	617,296	—
	Equity award vesting(1)	—	96,845	96,845
	Health benefits continuation	—	29,304	—

	Total	—	743,445	96,845

(1)	The figures shown reflect the value of those equity awards that would accelerate, calculated using a price per share of $31.10 which was the closing sales price for a share of our common stock on December 31, 2017.
(2)	The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures for our named executive officers are competitive yet conservative, are focused on pay for performance principles, and are strongly aligned with the long-term interests of our shareholders. We also believe that we and our shareholders both benefit from responsive corporate governance policies and constructive and consistent dialogue. We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement. We encourage you to review the tables and our narrative discussion included in this Proxy Statement.

This “Say on Pay” proposal is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation paid to our named executive officers should be held very one, two or three years. At the 2012 Annual Meeting of Shareholders, shareholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the Annual Meeting, as described in Proposal 3.

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking you to approve the compensation of our named executive officers as described under Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2017 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this Proxy Statement for its 2018 Annual Meeting of Shareholders is hereby approved.”

The outcome of this advisory vote is non-binding and does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create of imply any additional fiduciary duties for us or our Board (or any committee thereof). Although the advisory vote on the compensation of our named executive officers is non-binding, our Management Development & Compensation Committee will review the results of the vote and evaluate whether any actions are necessary to address such results.

The Board of Directors unanimously recommends that shareholders approve the Say on Pay resolution and, accordingly, recommends that you vote “FOR” this proposal.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by federal securities laws, the Board of Directors is providing our shareholders with an opportunity to vote on the frequency of future advisory votes on the compensation of our named executive officers. Shareholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially or triennially. Accordingly, we are asking shareholders whether the advisory vote should occur every year, every two years or every three years.

The Board of Directors presented a substantially similar vote on the frequency of the Say-on-Pay vote to our shareholders at the 2012 annual meeting of shareholders, at which time approximately 88% of the votes cast were in favor of the “EVERY YEAR” alternative. Based on those results, we have included a Say-on-Pay proposal in our proxy statement each year, and the Board continues to believe that this practice will allow the Board to obtain information on shareholders’ views of the compensation of our named executive officers on a more consistent basis. In addition, the Board believes an annual advisory vote on the compensation of our named executive officers will provide the Board of Directors and the MD&C Committee with frequent input from shareholders on our compensation programs for our named executive officers. Finally, the Board believes an annual advisory vote on the compensation of the Company’s executive officers aligns more closely with the Company’s objective to engage in regular dialogue with its shareholders on corporate governance matters, including the Company’s executive compensation philosophy, policies and programs.

Although this advisory vote on the frequency of the Say-on-Pay vote is non-binding, the Board and our MD&C Committee will review and consider the outcome of this advisory vote when determining how often to present the advisory vote on compensation of our named executive officers to shareholders.

The Board of Directors unanimously recommends that shareholders approve the option of “EVERY YEAR” as the frequency for future advisory votes on the compensation of our named executive officers and, accordingly, recommends that you vote “EVERY YEAR” on this proposal.

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met eight times during 2017. At various times during the 2017 fiscal year, the Audit Committee met with KPMG LLP (“KPMG”) and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm in 2017, KPMG, was responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and the independent accountants and reviewed and discussed our December 31, 2017 audited consolidated financial statements. The Audit Committee also discussed with the independent accountants matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Oversight Board. The Audit Committee received written disclosures and the letter from the independent accountants required by the applicable sections of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee, concerning independence, discussed with the independent accountant the independent accountant’s independence from management and the Company, and considered the compatibility of non-audit services with KPMG’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the SEC.

THE AUDIT COMMITTEE

Robert M. Glaser, Chair

Karl V. Anderson, Jr.

Donald K. Boswell

Samuel M. Gullo

Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for 2017 and 2016, and fees billed for other services rendered by KPMG.

	2017	2016
Audit Fees(1)	$417,500	$449,300
Audit Related Fees(2)	194,120	14,120
Tax Fees(3)	63,540	81,430
All Other Fees(4)	—	—

Total fees	$675,160	$544,850

(1)	Audit fees include fees for services that normally would be provided by KPMG in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
(2)	Audit related fees consist of services rendered in connection with regulatory compliance procedures. Audit related fees in 2017 also include amounts for services related to the prospectus filed in conjunction with our public offering of common stock during 2017.
(3)	Tax fees are fees for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.
(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to KPMG for the fiscal years ended December 31, 2017 and 2016.

Pre-Approval Policy

Procedures have been adopted that require Audit Committee pre-approval of all permissible services to be performed by the independent accountant, including the fees and other compensation to be paid to the independent accountant, except for certain routine additional professional services that may be performed at the request of management without pre-approval. The additional professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. The engagement letter entered into with KPMG for tax compliance services and tax consulting services stated that such services would not exceed $10,000 per quarter and that a listing of the additional services provided to us each quarter, if any, will be provided to the Audit Committee at their next meeting. All of the accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Board has ratified the decision of the Audit Committee to appoint RSM US LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although we are not required to do so, we are seeking shareholder ratification of this appointment as a matter of good corporate governance. Previously, KPMG had audited our financial statements since 1995. Following the Audit Committee’s completion of a competitive process to select our independent registered public accounting firm for the fiscal year ending December 31, 2018, on March 16, 2018, the Audit Committee appointed RSM US LLP as our independent registered public accounting firm, effective as of April 1, 2018. This action resulted in the dismissal of KPMG as our independent registered public accounting firm.

The audit reports of KPMG on our consolidated financial statements for the fiscal years ended December 31, 2017 (“Fiscal 2017”) and December 31, 2016 (“Fiscal 2016”) did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During Fiscal 2017 and Fiscal 2016, and subsequently through April 1, 2018, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to them in its reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On April 1, 2018, we engaged RSM US LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. During Fiscal 2017 and Fiscal 2016, and subsequently through April 1, 2018, neither the Company nor anyone acting on behalf of the Company, consulted RSM US LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that RSM US LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Representatives of RSM US LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and will be available to respond to questions from our shareholders. No representatives of KPMG will be present at the Annual Meeting.

If the shareholders fail to ratify the appointment, the Board may reconsider whether to retain RSM US LLP and reserves the discretion to retain RSM US LLP as our independent registered public accounting firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in our best interests and our shareholders.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm and, accordingly, recommends that you vote “FOR” this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Related Party Transaction Policy provides for the oversight of related party transactions by our Chief Risk and Enterprise Administration Officer. Pursuant to such policy, our Chief Risk and Enterprise Administration Officer is notified whenever a potential related party transaction is being contemplated. Our Chief Risk Officer refers any potential transactions, with appropriate supporting detail, to the Audit Committee of our Board of Directors. The Audit Committee determines whether the transaction is a related party transaction as such term is defined under Item 404(a) of Regulation S-K. If the Audit Committee determines that the potential transaction would be a related party transaction, then the Audit Committee determines whether to approve or decline the proposed transaction. The Audit Committee has not established a written policy regarding the factors it considers in deciding whether to approve a potential related party transaction. Instead, the Audit Committee considers all factors that it deems appropriate and then decides whether to approve the transaction using its business judgment.

During 2017, neither we nor any of our subsidiaries was a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

During 2017, our directors and executive officers and their respective affiliates were customers of and had loans and/or other transactions with us and/or our subsidiaries. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us, and did not involve more than the normal risk of collectability or present other unfavorable features.

Loans to directors and executive officers are subject to limitations contained in the Federal Reserve Act. All loans to our directors and executive officers are made in conformity with the Federal Reserve Act and applicable regulations. Presently we have such loans and expect to have similar loans with our directors, executive officers, substantial shareholders and their affiliates in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of transactions in and ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were, with three exceptions, complied with during the fiscal year ended December 31, 2017.

Due to administrative oversight, Mr. Anderson and Ms. Holliday each filed a late Form 4, in April 2017, reporting three late transactions for Mr. Anderson and one late transaction for Ms. Holliday related to prior year acquisitions of shares of common stock resulting from the reinvestment of stock dividends. In addition, in January 2018, Mr. Kreienberg filed a late Form 5 reporting 2,000 shares of common stock that were acquired by him in February 2016 and not timely reported due to administrative oversight.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The MD&C consists of Messrs. Dorn, Gullo, Kailbourne and Wyckoff. We have no MD&C Committee interlocks. Each of our MD&C Committee members is an independent, outside director. None of our MD&C Committee members is a current officer or employee of the Company. None of the members of the MD&C Committee has served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee or director of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On August 31, 2017, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total premium cost of $337,609, including broker of record commissions. The primary liability policy is carried with AIG National Union Fire Insurance Company of Pittsburgh, PA and the excess policies are carried with CNA Continental Casualty Company, Travelers Casualty and Surety Company of America, AIG Illinois National Insurance Company and AIG Specialty Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. The Board Risk Oversight Committee oversees the insurance renewal process.

HOUSEHOLDING

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to shareholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Company’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling our Corporate Secretary at (585) 786-1100. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

SHAREHOLDERS MAY RECEIVE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC WITHOUT CHARGE ON REQUEST TO THE CORPORATE SECRETARY, FINANCIAL INSTITUTIONS, INC., 220 LIBERTY STREET, WARSAW, NEW YORK 14569. SHAREHOLDERS MAY ALSO VIEW THE ANNUAL REPORT ON FORM 10-K IN THE SEC FILINGS SUBSECTION OF THE FINANCIALS SECTION OF OUR WEBSITE (www.fiiwarsaw.com).

☐                    ⬛

FINANCIAL INSTITUTIONS, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 20, 2018

The undersigned hereby appoints Kevin B. Klotzbach and Sonia M. Dumbleton, or either of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on June 20, 2018 and at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.

(Continued and to be signed on the other side.)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF SHAREHOLDERS OF

FINANCIAL INSTITUTIONS, INC.

June 20, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST on June 19, 2018.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and annual report

are available in the SEC Filings subsection of the Financials section of our website at www.fiiwarsaw.com

i             Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.             i

⬛	20330403000000000000 5	062018

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE THREE DIRECTOR NOMINEES, “FOR” PROPOSALS 2 AND 4 AND FOR “EVERY YEAR” ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: ¡ Karl V. Anderson, Jr.		2.	Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
		¡ Dawn H. Burlew			Every year	Every 2 years	Every 3 years	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert N. Latella		3.	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. ☐	☐	☐	☐
						FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			4.	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
				5.	In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND DESCRIBED IN THE PROXY STATEMENT, FOR PROPOSALS 2 AND 4 AND FOR EVERY YEAR ON PROPOSAL 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑				PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. *** YOUR PROXY VOTE IS IMPORTANT ***
				No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

ANNUAL MEETING OF SHAREHOLDERS OF

FINANCIAL INSTITUTIONS, INC.

June 20, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and annual report

are available in the SEC Filings subsection of the Financials section of our website at www.fiiwarsaw.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i    Please detach along perforated line and mail in the envelope provided.    i

⬛	20330403000000000000 5	062018

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE THREE DIRECTOR NOMINEES, “FOR” PROPOSALS 2 AND 4 AND FOR “EVERY YEAR” ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: ¡ Karl V. Anderson, Jr. ¡ Dawn H. Burlew ¡ Robert N. Latella		2.	Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
					Every year	Every 2 years	Every 3 years	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. ☐	☐	☐	☐
						FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			4.	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
				5.	In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND DESCRIBED IN THE PROXY STATEMENT, FOR PROPOSALS 2 AND 4 AND FOR EVERY YEAR ON PROPOSAL 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑				PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. *** YOUR PROXY VOTE IS IMPORTANT ***

No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛